                                                                  EXHIBIT 99.1

                                                                  EXECUTION COPY

================================================================================

                          AGREEMENT AND PLAN OF MERGER

                                  BY AND AMONG

                                  SALTON, INC.,

                              SFP MERGER SUB, INC.

                                       AND

                            APN HOLDING COMPANY, INC.

                          -----------------------------
                          DATED AS OF FEBRUARY 7, 2007
                          -----------------------------

================================================================================

                                TABLE OF CONTENTS
                                -----------------

                                                                                           PAGE NO.
                                                                                           --------
I.      DEFINITIONS ................................................................            2
       1.1   Definitions ..........................................................            2
       1.2   Interpretation .......................................................            9

II.     MERGER .....................................................................            9
       2.1   The Merger ...........................................................            9
       2.2   Certificate of Incorporation and Bylaws ..............................           10
       2.3   Directors ............................................................           10
       2.4   Officers .............................................................           10

III.    CONVERSION OF SHARES AND OTHER MATTERS .....................................           11
       3.1   Conversion of Capital Stock ..........................................           11
       3.2   Adjustments to Prevent Dilution ......................................           11
       3.3   Exchange of Certificates .............................................           12
       3.4   Treatment of Strawberry Stock Options and Other Equity Based Awards...           12
       3.5   No Further Rights; Stock Transfer Books ..............................           13
       3.6   Tax Consequences .....................................................           13
       3.7   Securities Act Exemption and Compliance; Registration Rights .........           13

IV.     REPRESENTATIONS AND WARRANTIES OF PARENT ...................................           14
       4.1   Due Organization, Good Standing and Corporate Power ..................           14
       4.2   Authorization and Validity of Agreement ..............................           14
       4.3   Consents and Approvals; No Violations ................................           15
       4.4   Information to be Supplied ...........................................           15
       4.5   Capitalization of Parent and MergerSub ...............................           16
       4.6   Absence of Certain Events ............................................           18
       4.7   Litigation ...........................................................           18
       4.8   Title to Properties; Encumbrances ....................................           18
       4.9   Strawberry SEC Reports; Financial Statements .........................           19
       4.10  No Undisclosed Liabilities ...........................................           20
       4.11  Compliance with Law ..................................................           20
       4.12  Insurance ............................................................           20
       4.13  Regulatory Matters ...................................................           21
       4.14  Broker's or Finder's Fee .............................................           21
       4.15  Taxes, Tax Returns, Tax Treatment ....................................           22
       4.16  Employee Benefit Matters .............................................           22
       4.17  Intellectual Property ................................................           25
       4.18  Environmental Liability ..............................................           25
       4.19  Material Contracts ...................................................           26
       4.20  Labor Relations ......................................................           26
       4.21  State Takeover Laws ..................................................           26
       4.22  Voting Requirements; Approval; Board Approval ........................           27

       4.23  Opinion of Parent Financial Advisor ..................................           27
       4.24  Transactions with Related Parties ....................................           27
       4.25  Customers ............................................................           28
       4.26  Strawberry Rights Agreements .........................................           28
       4.27  MergerSub Formation ..................................................           29

V.     REPRESENTATIONS AND WARRANTIES OF APPLE HOLDCO .............................           29
       5.1   Due Organization, Good Standing and Corporate Power ..................           29
       5.2   Authorization and Validity of Agreement ..............................           29
       5.3   Consents and Approvals; No Violations ................................           30
       5.4   Information to be Supplied ...........................................           30
       5.5   Capitalization of Apple Holdco and Apple .............................           31
       5.6   Absence of Certain Events ............................................           32
       5.7   Litigation ...........................................................           32
       5.8   Title to Properties; Encumbrances ....................................           32
       5.9   Apple SEC Reports; Financial Statements ..............................           33
       5.10  No Undisclosed Liabilities. ..........................................           34
       5.11  Compliance with Law ..................................................           34
       5.12  Insurance ............................................................           34
       5.13  Regulatory Matters ...................................................           35
       5.14  Broker's or Finder's Fee .............................................           35
       5.15  Taxes, Tax Returns, Tax Treatment ....................................           36
       5.16  Employee Benefit Matters .............................................           36
       5.17  Intellectual Property ................................................           39
       5.18  Environmental Liability ..............................................           39
       5.19  Material Contracts ...................................................           40
       5.20  Labor Relations ......................................................           40
       5.21  State Takeover Laws ..................................................           40
       5.22  Voting Requirements; Approval; Board Approval ........................           41
       5.23  Transactions with Related Parties ....................................           41
       5.24  Customers ............................................................           41
       5.25  Apple Holdco .........................................................           42

VI.    COVENANTS ..................................................................           42
       6.1   Covenants of Parent ..................................................           42
       6.2   Covenants of Apple Holdco ............................................           45
       6.3   Antitrust Clearance ..................................................           47
       6.4   Efforts to Close .....................................................           48
       6.5   Confidentiality ......................................................           49
       6.6   Access ...............................................................           49
       6.7   Public Announcements .................................................           49
       6.8   Board Recommendation; Strawberry Stockholders Meeting ................           50
       6.9   Preparation of Proxy Statement and Additional Filings ................           50
       6.10  No Solicitation; Other Offers ........................................           51
       6.11  Notification of Certain Matters ......................................           53
       6.12  Fees and Expenses ....................................................           54
       6.13  Directors' and Officers' Indemnification and Insurance ...............           54

       6.14  Financing ............................................................           55
       6.15  Litigation ...........................................................           57
       6.16  Director Resignations; Appointments ..................................           58
       6.17  Post Closing Governance of Parent ....................................           58
       6.18  Apple Deregistration .................................................           58
       6.19  Transaction Documents ................................................           58

VII.  CONDITIONS TO THE MERGER.....................................................           58
       7.1   Conditions to the Merger .............................................           58
       7.2   Conditions to the Obligations of Apple Holdco ........................           59
       7.3   Conditions to the Obligations of Parent and MergerSub ................           61

VIII.  TERMINATION AND ABANDONMENT ................................................           62
       8.1   Termination ..........................................................           62
       8.2   Effect of Termination ................................................           63
       8.3   Fees and Expenses ....................................................           64

IX.    MISCELLANEOUS ..............................................................           65
       9.1   Nonsurvival of Representations, Warranties and Covenants .............           65
       9.2   Amendment and Modification ...........................................           65
       9.3   Waiver of Compliance .................................................           65
       9.4   Notices ..............................................................           66
       9.5   Third Party Beneficiaries ............................................           67
       9.6   Successors and Assigns ...............................................           67
       9.7   Severability .........................................................           67
       9.8   Governing Law ........................................................           67
       9.9   Submission to Jurisdiction; Waivers ..................................           67
       9.10  Specific Performance .................................................           68
       9.11  Counterparts .........................................................           68
       9.12  Entire Agreement .....................................................           68
       9.13  Waiver of Jury Trial .................................................           68

EXHIBITS

Exhibit A        Amended Strawberry Certificate of Incorporation

Exhibit B        Commitment Agreement

Exhibit C        Surviving Corporation Certificate of Incorporation

Exhibit D        Surviving Corporation Bylaws

Exhibit E        Registration Rights Agreement

Exhibit F        Apple Holdco Stockholder Agreement

                          AGREEMENT AND PLAN OF MERGER

      THIS AGREEMENT AND PLAN OF MERGER (this "Agreement"), is dated as of February 7, 2007, by and among Salton, Inc., a Delaware corporation ("Parent"), SFP Merger Sub, Inc., a Delaware corporation ("MergerSub") and a wholly owned direct subsidiary of Parent, and APN Holding Company, Inc., a Delaware corporation ("Apple Holdco") and the direct parent of Applica Incorporated, a Florida corporation ("Apple").

                                    RECITALS

      A. Each of the boards of directors of Parent (acting upon the unanimous recommendation of the Special Committee), MergerSub and Apple Holdco has approved and declared advisable the business combination transaction contemplated by this Agreement in which MergerSub will merge with and into Apple Holdco (the "Merger"), with Apple Holdco being the surviving corporation (as such, the "Surviving Corporation"), all on the terms and subject to the conditions set forth in this Agreement.

      B. By virtue of the Merger, all of the issued and outstanding shares of common stock, par value $0.01 per share, of Apple Holdco (the "Apple Holdco Common Stock") will be converted into the right to receive fully paid and non assessable shares of common stock, par value $0.01 per share, of Parent (the "Strawberry Common Stock").

      C. Parent's board of directors (acting upon the unanimous recommendation of the Special Committee) has approved and has resolved to recommend to Parent's stockholders that they approve (i) the issuance of Strawberry Common Stock to be issued to the stockholders of Apple Holdco in connection with the Merger (the "Share Issuance") and (ii) an amendment of the Certificate of Incorporation of Parent to be effected contemporaneously with the consummation of the Merger such that, after giving effect thereto, the Certificate of Incorporation of Parent shall be substantially in the form attached hereto as Exhibit A (the "Strawberry Charter Amendment").

      D. Concurrently with the execution of this Agreement, and as a condition to the willingness of Parent to enter into this Agreement, Apple Holdco and each of the Apple Holdco Stockholders will enter into a commitment agreement in the form attached hereto as Exhibit B, pursuant to which the Apple Holdco Stockholders will, among other things, agree (i) to execute and deliver, and not to revoke or modify, the unanimous written consent of the Apple Holdco Stockholders approving the Transactions and (ii) not to transfer any of their shares of Apple Holdco Common Stock (the "Commitment Agreement");

      E. Contemporaneously with, and as a condition to Closing, Parent and each of the Apple Holdco Stockholders will enter into an agreement in the form attached hereto as Exhibit F, pursuant to which the Apple Holdco Stockholders will agree to restrictions on certain activities in respect of the shares of Strawberry Common Stock issued in the Merger, corporate governance and other related corporate matters (the "Apple Holdco Stockholder Agreement"); and

      F. For federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(E) of the Code and the exchange of Apple Holdco Common Stock for Strawberry Common Stock pursuant to the Merger will constitute an exchange of securities in pursuance of a plan of reorganization within the meaning of Section 354(a) of the Code.

      Accordingly, the parties agree as follows:

                                 I. DEFINITIONS

      1.1 Definitions. (a) In addition to the terms defined elsewhere herein, as used in this Agreement, the following terms have the meanings specified below when used in this Agreement with initial capital letters:

      "Action" means any controversy, claim, action, litigation, arbitration, mediation or any other proceeding by or before any Governmental Entity, arbitrator, mediator or other Person acting in a dispute resolution capacity, or any investigation, subpoena or demand preliminary to any of the foregoing.

      "Adverse Recommendation Change" means either (i) any failure by the board of directors of Parent to make, or any withdrawal, qualification, amendment or modification in a manner adverse to Apple Holdco of, the Strawberry Board Recommendation or (ii) any approval, endorsement or recommendation by Parent's board of directors of a Strawberry Competing Transaction.

      "Affiliate" means, with respect to a Person, another Person that directly, or indirectly through one or more intermediaries, controls, or is controlled by, or is under common control with, such Person. For purposes of this Agreement,
(i) Apple Holdco and its Subsidiaries shall not be considered Affiliates of Parent, MergerSub or their respective Affiliates and (ii) Parent, MergerSub and their respective Affiliates shall not be considered Affiliates of Apple Holdco or any of its Subsidiaries.

      "Antitrust Laws" means the Sherman Antitrust Act, as amended, the Clayton Act of 1914, as amended, the HSR Act, the Federal Trade Commission Act of 1914, as amended, and all other Laws and Orders that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization or restraint of trade.

      "Apple Confidentiality Agreement" means the confidentiality agreement entered into by and among Apple and Parent, dated as of November 11, 2005, as the same may be amended from time to time in accordance with its terms.

      "Apple Material Adverse Effect" means a material adverse effect on (i) the business, financial condition or results of operations of Apple Holdco and its Subsidiaries taken as a whole or (ii) the ability of Apple Holdco to consummate the Merger or to perform its obligations under this Agreement on a timely basis or to consummate the Transactions on a timely basis; provided, however, that in no event shall any of the following be deemed to constitute an Apple Material Adverse Effect: any event, circumstance, change or effect resulting from or relating to (i) a change in general political, economic or financial market conditions, (ii) changes affecting the industries generally in which Apple or its Subsidiaries conduct business, (iii) seasonal fluctuations in the business of Apple and its Subsidiaries, (iv) any acts of terrorism or war or (v) compliance with the terms of, or the taking of any action required by, this Agreement; except in the case of each of clauses (i), (ii), (iii) and (iv) to the extent such event, circumstance, change or effect has had a disproportionate effect on Apple and its Subsidiaries as compared to other Persons in the industry in which Apple and its Subsidiaries conduct their business.

      "Apple Holdco Stockholders" means the holders of record of Apple Holdco Common Stock.

      "Authorization" means any legally required consent or Permit of or from, or declaration or filing with, any Governmental Entity, including any legally required filing with any Governmental Entity and the subsequent expiration of any legally required waiting period under any Antitrust Laws.

      "Business Day" means any day on which commercial banks in New York, New York are not required or authorized to be closed by Law or executive order.

      "Code" means the Internal Revenue Code of 1986, as amended.

      "Confidentiality Agreements" means the Apple Confidentiality Agreement and the Harbinger Confidentiality Agreement.

      "Contract" means any legally binding instrument or legal obligation of any kind, whether written or oral.

      "control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, as a trustee or executor, by Contract or credit arrangement or otherwise.

      "Encumbrance" means any lien, security interest, pledge, mortgage, deed of trust, charge, option or other encumbrance attaching to title to any tangible or intangible property or right.

      "Environment" means any land, soil, substrata, groundwater, surface water, drinking water, sediment, air or terrestrial or aquatic biota.

      "Environmental Laws" means all Laws and Orders in effect on and after the date hereof relating to the protection of human health and the Environment, including Laws relating to Releases or threatened Releases of Hazardous Materials, or otherwise relating to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials.

      "ERISA" means the Employee Retirement Income Security Act of 1974, as amended, and the regulations promulgated thereunder.

      "Exchange Act" means the Securities Exchange Act of 1934, as amended.

      "Expenses" means all out of pocket costs and expenses (including all fees and expenses of counsel, accountants, investment bankers, experts and consultants to a party to this Agreement or such party's Affiliates) incurred at or prior to the Effective Time by a party to this Agreement or on its behalf in connection with or related to the authorization, preparation, negotiation, execution or performance of this Agreement and the Transactions, excluding all costs and expenses that constitute ongoing business expenses (as opposed to Transaction related expenses) of such party, or such party's Affiliates, including, salary and benefits of a party's, or such party's Affiliates', employees or similar overhead costs that a party, or such party's Affiliates, would have regardless of pursuit of the Transactions.

      "GAAP" means United States generally accepted accounting principles as in effect from time to time, consistently applied.

      "Governmental Entity" means any arbitrator, court, judicial, legislative, administrative or regulatory agency, commission, department, board, bureau, body or other governmental authority or instrumentality or any Person exercising executive, legislative, judicial, regulatory or administrative functions of or pertaining to government, whether foreign, federal, state or local.

      "Harbinger Confidentiality Agreement" means the confidentiality agreement entered into by and between Harbinger Capital Partners Master Fund I, Ltd. and Parent, dated as of October 25, 2006 an amended November 3, 2006, as the same may be amended from time to time in accordance with its terms.

      "Hazardous Materials" means any material, substance, chemical, waste, hazardous waste, pollutant, contaminant or hazardous or toxic substance as to which liabilities, restrictions or standards of conduct are imposed pursuant to any Environmental Laws, including asbestos, formaldehyde, polychlorinated biphenyls, lead based paint, radioactive materials, waste oil and other petroleum products.

      "IRS" means the Internal Revenue Service.

      "Indebtedness" means without duplication, (i) indebtedness for borrowed money (excluding any interest thereon), secured or unsecured, (ii) obligations under conditional sale or other title retention Contracts relating to purchased property, (iii) capitalized lease obligations, (iv) obligations under interest rate cap, swap, collar or similar transactions or currency hedging, transactions and (v) guarantees of any Indebtedness of the foregoing of any other Person.

      "Knowledge" (and any variation thereof) means (i) in the case of Apple Holdco, the actual knowledge after due inquiry of the individuals listed on

Section 1.1(a)(i) of the Apple Disclosure Schedule as of the date of the applicable representation or warranty, and (ii) in the case of Parent, the actual knowledge after due inquiry of the individuals listed on Section 1.1(a)(ii) of the Strawberry Disclosure Schedule as of the date of the applicable representation or warranty.

      "Law" means any statute, law, ordinance, rule or regulation of any Governmental Entity.

      "Merger Consideration" shall mean 75,048,737 fully paid and non-assessable shares of Strawberry Common Stock; provided, however, that for each share of Strawberry Common Stock issued upon any exercise of the Common Stock Purchase Warrant, dated August 15, 2006, the Merger Consideration shall be increased by an additional 4.8823529 shares of fully paid and non-assessable shares of Strawberry Common Stock.

      "MergerSub Common Stock" means the MergerSub Common Stock, par value $0.01 per share.

      "NYSE" means the New York Stock Exchange.

      "NYSE Compliance Plan" means Parent's Presentation to the NYSE, dated July 3, 2006, together with the letter agreement between the NYSE and Parent, dated August 18, 2006 and any subsequent correspondence from the NYSE to Parent related thereto.

      "Order" means any order, judgment, ruling, decree, writ, permit, license or other requirement of any Governmental Entity.

      "Permit" means any permit, approval, license, authorization, certificate, right, exemption or Order from any Governmental Entity.

      "Person" means any individual or legal entity, including any partnership, joint venture, corporation, trust, unincorporated organization, limited liability company or Governmental Entity.

      "Release" means any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching or migration into the indoor or outdoor Environment, including the movement of Hazardous Materials through ambient air, soil, surface water, sewer system, groundwater, wetlands, or land surface strata.

      "SEC" means the Securities and Exchange Commission.

      "Securities Act" means the Securities Act of 1933, as amended.

      "Series A Certificate of Designation" shall mean the Certificate of Designation of Series A Voting Convertible Preferred Stock of the Company.

      "Series C Certificate of Designation" shall mean the Certificate of Designation of Series C Preferred Stock of the Company.

      "Special Committee" means a committee of Parent's board of directors, the members of which are not affiliated with Parent and are not members of Parent's management, formed for the reasons set forth in the resolution establishing such committee.

      "Strawberry Material Adverse Effect" means a material adverse effect on
(i) the business, financial condition or results of operations of Parent and its Subsidiaries taken as a whole or (ii) the ability of Parent and/or Merger Sub to consummate the Merger or to perform their respective obligations under this Agreement on a timely basis or to consummate the Transactions on a timely basis; provided, however, that in no event shall any of the following be deemed to constitute a Strawberry Material Adverse Effect: any event, circumstance, change or effect resulting from or relating to (i) a change in general political, economic or financial market conditions, (ii) changes affecting the industries generally in which Parent or its Subsidiaries conduct business, (iii) seasonal fluctuations in the business of Parent and its Subsidiaries, (iv) any acts of terrorism or war, (v) compliance with the terms of, or the taking of any action required by, this Agreement or (vi) any matter listed on Schedule 1.1 (provided that the underlying causes of such matters shall not be excluded from the determination of a Strawberry Material Adverse Effect); except in the case of each of clauses (i), (ii), (iii) and (iv) to the extent such event, circumstance, change or effect has had a disproportionate effect on Parent and its Subsidiaries as compared to other Persons in the industry in which Parent and its Subsidiaries conduct their business.

      "Strawberry Option Plans" means (i) the Salton/Maxim Housewares, Inc. Stock Option Plan, (ii) the Salton/Maxim Housewares, Inc. Non-Employee Directors Stock Option Plan, (iii) the Salton/Maxim Housewares, Inc. 1995 Employee Stock Option Plan, (iv) the Salton/Maxim Housewares, Inc. 1998 Stock Option Plan, (v) the Salton, Inc. 1999 Employee Stock Option Plan, (vi) the Salton, Inc. 2001 Employee Stock Option Plan, and (vii) the Salton, Inc. 2002 Stock Option Plan.

      "Strawberry Stockholders" means the holders of record of Strawberry Common Stock.

      "Subsidiary" of any Person means any Person whose financial condition is required to be consolidated with the financial condition of the first Person in the preparation of the first Person's financial statements under GAAP.

      "Tax" means (i) any federal, state, local or foreign income, excise, gross receipts, gross income, ad valorem, profits, gains, property, capital, sales, transfer, use, payroll, employment, severance, withholding, intangibles, franchise, backup withholding, or other tax, charge, levy, duty or like assessment imposed by a Tax Authority together with all penalties and additions and interest thereon and (ii) any liability for Taxes described in clause (i) under Treasury Regulation Section 1.1502 6 (or any similar provision of state, local or foreign Law) or pursuant to agreement, successor liability or otherwise.

      "Tax Authority" means, with respect to any Tax, the governmental entity or political subdivision thereof that imposes such Tax and agency (if any) charged with the collection of such Tax for such entity or subdivision.

      "Tax Return" means a report, return, statement or other information (including any attached schedules or any amendments to such report, return or other information) required to be supplied to or filed with a Tax Authority with respect to any Tax, including an information return, claim for refund, amended return or declaration of estimated Tax.

      "Transaction Documents" means this Agreement, the Commitment Agreement and the Apple Holdco Stockholder Agreement.

      "Transactions" means the Merger, the Share Issuance, the Strawberry Charter Amendment and the other transactions contemplated by this Agreement.

            (b) The following terms have the meanings specified in the indicated
Sections:

TERM                                                                            SECTION
----                                                                            -------
Acquiring Person ............................................................   4.26(b)
ACT .........................................................................   3.7(b)
Additional Filings ..........................................................   6.9(a)
Agreement ...................................................................   Preamble
Alternate Financing .........................................................   6.14(c)
Apple .......................................................................   Preamble
Apple 2006 Financial Statements .............................................   6.9(d)
Apple Benefit Plans .........................................................   5.16(a)
Apple Certificates ..........................................................   3.1(a)
Apple Disclosure Schedule ...................................................   4.27
Apple ERISA Affiliate .......................................................   5.16(a)
Apple Financial Statements ..................................................   5.9(b)
Apple Foreign Plan ..........................................................   5.16(a)
Apple Holdco ................................................................   Preamble
Apple Holdco Common Stock ...................................................   Recitals
Apple Holdco Equity Interests ...............................................   5.5(a)
Apple Holdco Stockholder Agreement ..........................................   Recitals
Apple Holdco Stockholder Commitment .........................................   6.14(b)
Apple Intellectual Property .................................................   5.17
Apple Merger Agreement ......................................................   5.25
Apple SEC Reports ...........................................................   5.9(a)
ARC Notice ..................................................................   6.10(e)
Certificate of Merger .......................................................   2.1
Closing .....................................................................   2.1

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



TERM                                                                            SECTION
----                                                                            -------
Closing Date ................................................................   2.1
Commitment Agreement ........................................................   Recitals
Contingent Workers ..........................................................   4.16(e)
DGCL ........................................................................   2.1
Distribution Date ...........................................................   4.26(b)
Effective Time ..............................................................   2.1
Financing ...................................................................   6.14(a)
Financing Commitment Deadline ...............................................   6.14(a)
Financing Commitments .......................................................   6.14(a)
FIRPTA ......................................................................   7.2(f)
HSR Act .....................................................................   4.3
Indemnified Parties .........................................................   6.13(a)
Indemnifying Party ..........................................................   6.13(a)
Maximum Premium .............................................................   6.13(b)
Measurement Date ............................................................   IV
Merger ......................................................................   Recitals
MergerSub ...................................................................   Preamble
Outside Date ................................................................   8.1(e)
Parent ......................................................................   Preamble
Proxy Statement .............................................................   4.3
Redemptions .................................................................   7.2(k)
Registration Rights Agreement ...............................................   3.7(c)
Reverse Termination Fee .....................................................   8.3(b)
Series A Redemption .........................................................   7.2(k)
Share Issuance ..............................................................   Recitals
Shares Acquisition Date .....................................................   4.26(b)
Strawberry Benefit Plans ....................................................   4.16(a)
Strawberry Board Recommendation .............................................   4.22(c)
Strawberry Certificates .....................................................   3.1(a)
Strawberry Charter Amendment ................................................   Recitals
Strawberry Common Stock .....................................................   Recitals
Strawberry Competing Transaction ............................................   6.10(b)
Strawberry Disclosure Schedule ..............................................   IV
Strawberry Equity Interests .................................................   4.5(a)
Strawberry ERISA Affiliate ..................................................   4.16(a)
Strawberry Financial Statements .............................................   4.9(b)
Strawberry Foreign Plan .....................................................   4.16(a)
Strawberry Intellectual Property ............................................   4.17
Strawberry Options ..........................................................   4.5(a)
Strawberry Preferred ........................................................   4.5(a)
Strawberry Restricted Share .................................................   3.4
Strawberry Rights ...........................................................   4.5(a)
Strawberry Rights Agreement .................................................   4.5(a)
Strawberry SEC Reports ......................................................   4.9(a)
Strawberry Series A Preferred ...............................................   4.5(a)

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

TERM                                                                            SECTION
----                                                                            -------
Strawberry Series B Preferred ...............................................   4.5(a)
Strawberry Series C Preferred ...............................................   4.5(a)
Strawberry Stock ............................................................   4.5(a)
Strawberry Stockholder Approval .............................................   4.22(a)
Strawberry Stockholders Meeting .............................................   6.8
Strawberry Superior Proposal ................................................   6.10(f)
Strawberry Warrants .........................................................   4.5(a)
Surviving Corporation .......................................................   Recitals
Triggering Event ............................................................   4.26(b)

      1.2 Interpretation. (a) When a reference is made in this Agreement to Articles, Sections, Exhibits or Schedules, such reference will be to an Article or Section or Exhibit or Schedule to this Agreement unless otherwise indicated. The table of contents and headings contained in this Agreement are for reference purposes only and will not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they will be deemed to be followed by the words "without limitation." Unless the context otherwise requires, (i) "or" is disjunctive but not necessarily exclusive, (ii) words in the singular include the plural and vice versa, (iii) the use in this Agreement of a pronoun in reference to a party hereto includes the masculine, feminine or neuter, as the context may require, and (iv) unless otherwise defined herein, terms used herein which are defined in GAAP have the meanings ascribed to them therein. This Agreement will not be interpreted or construed to require any Person to take any action, or fail to take any action, that would violate any applicable Law. The Apple Disclosure Schedule, the Strawberry Disclosure Schedule, as well as all other Schedules and all Exhibits hereto, will be deemed part of this Agreement and included in any reference to this Agreement. Notwithstanding anything in this Agreement to the contrary, the mere inclusion of an item in any Schedule or Exhibit hereto as an exception to a representation or warranty will not be deemed an admission that such item represents a material exception or material fact, event or circumstance or that such item has had or would, individually or in the aggregate, have a Strawberry Material Adverse Effect or an Apple Material Adverse Effect, as the case may be.

      (b) The parties have participated jointly in negotiating and drafting this Agreement. In the event that an ambiguity or a question of intent or interpretation arises, this Agreement will be construed as if drafted jointly by the parties, and no presumption or burden of proof will arise favoring or disfavoring any party by virtue of the authorship of any provision of this Agreement.

                                   II. MERGER

      2.1 The Merger. (a) On the terms and subject to the conditions of this Agreement and in accordance with the provisions of the General Corporation Law of the State of Delaware (the "DGCL"), at the Effective Time, MergerSub will merge with and into Apple Holdco. Following the Merger, Apple Holdco will continue as the Surviving Corporation and the separate corporate existence of MergerSub will cease.

      (b) On the terms and subject to the conditions of this Agreement, the closing of the Merger (the "Closing") will take place at the offices of Paul, Weiss, Rifkind, Wharton & Garrison LLP, 1285 Avenue of the Americas, New York, New York at 10:00 a.m., New York City time, as soon as practicable, but in no event later than the third Business Day, following satisfaction or waiver of the conditions set forth in Article VII hereof (other than those conditions that by their nature or pursuant to the terms of this Agreement are to be satisfied or waived at or immediately prior to the Closing, but subject to the satisfaction or, where permitted, the waiver of those conditions), or at such other date, time or place as Parent and Apple Holdco may agree. The date on which the Closing occurs is referred to as the "Closing Date."

      (c) The Merger will become effective as set forth in the certificate of merger relating thereto (the "Certificate of Merger") that will be filed on the Closing Date with the Secretary of State of the State of Delaware in accordance with Section 251 of the DGCL and that will state, unless the parties otherwise agree, that the effective time of the Merger will occur upon filing. The time that the Merger becomes effective in accordance with Section 251 of the DGCL is referred to in this Agreement as the "Effective Time."

      (d) The Merger will have the effects set forth in Section 259 of the DGCL. Without limiting the generality or effect of the foregoing, as of the Effective Time, all properties, rights, privileges, powers and franchises of MergerSub and Apple Holdco will vest in the Surviving Corporation and all debts, liabilities and duties of MergerSub and Apple Holdco will become debts, liabilities and duties of the Surviving Corporation.

      2.2 Certificate of Incorporation and Bylaws. The certificate of incorporation and the bylaws of Apple Holdco as in effect immediately prior to the Effective Time, attached as Exhibit C and D, respectively, will be the certificate of incorporation and bylaws of the Surviving Corporation at the Effective Time until thereafter amended further in compliance with the DGCL.

      2.3 Directors. Apple Holdco shall take all requisite action so that, at the Effective Time, the board of directors of the Surviving Corporation will consist of individuals identified or designated by Apple Holdco who will hold office until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and the DGCL.

      2.4 Officers. At the Effective Time, the officers of Apple Holdco shall resign and the board of directors of the Surviving Corporation shall appoint officers of the Surviving Corporation to hold office until their respective successors are duly appointed and qualified, or their earlier death, resignation or removal, in accordance with the certificate of incorporation and bylaws of the Surviving Corporation and the DGCL.

                   III. CONVERSION OF SHARES AND OTHER MATTERS

      3.1 Conversion of Capital Stock. At the Effective Time, by virtue of the Merger and without any action on the part of Parent, MergerSub, Apple Holdco or the holders of the following securities:

            (a) Conversion of Apple Holdco Common Stock. Each share of Apple Holdco Common Stock issued and outstanding immediately prior to the Effective Time shall be converted into the right to receive an amount of fully paid and non assessable shares of Strawberry Common Stock equal to the quotient of (x) the Merger Consideration divided by (y) the number of Shares of Apple Holdco Common Stock issued and outstanding immediately prior to the Effective Time, subject to (A) the anti dilution adjustments provided in Section 3.2 and (B) the payment of cash in lieu of fractional shares of Parent Common Stock as provided in Section 3.1(c). All shares of Apple Holdco Common Stock that have been so converted into the right to receive shares of Strawberry Common Stock shall be canceled automatically and shall cease to exist, and the holders of certificates, which immediately prior to the Effective Time represented those shares ("Apple Certificates"), shall cease to have any rights with respect to those shares, other than the right to receive certificates representing shares of Strawberry Common Stock ("Strawberry Certificates") and cash in lieu of fractional shares of Parent Common Stock as provided in Section 3.1(c) upon surrender of Apple Certificates in accordance with Section 3.3(a).

            (b) Conversion of MergerSub Capital Stock. Each share of MergerSub Common Stock issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of Parent, MergerSub or Apple Holdco, be converted into one share of common stock of the Surviving Corporation.

            (c) Fractional Shares. No fractional shares of Strawberry Common Stock shall be issued in connection with the Merger, and no certificates or scrip for any such fractional shares shall be issued. Any Apple Holdco Stockholder who would otherwise be entitled to receive a fraction of a share of Strawberry Common Stock (after aggregating all fractional shares of Strawberry Common Stock issuable to such holder) shall, in lieu of such fraction of a share and upon surrender of such holder's certificates that formerly evidenced shares of Apple Holdco Common Stock, be paid in cash the dollar amount (rounded to the nearest whole cent), without interest, determined by multiplying such fraction by the closing price of a share of Strawberry Common Stock on the NYSE on the date that the Merger becomes effective.

      3.2 Adjustments to Prevent Dilution. If, after the date hereof and prior to the Effective Time, Parent (i) declares a stock dividend or other distribution payable in shares of Strawberry Common Stock or securities convertible or exchangeable into or exercisable for shares of Strawberry Common Stock or (ii) effects a stock split (including a reverse stock split), reclassification, combination or other similar change with respect to the Strawberry Common Stock, then the Merger Consideration shall be equitably adjusted to eliminate the effects of that stock dividend, distribution, stock split, reclassification, combination or other change.

      3.3 Exchange of Certificates.

            (a) Exchange Procedures. At the Closing, in exchange for Strawberry Certificates and cash in lieu of fractional shares pursuant to Section 3.1(c), each Apple Holdco Stockholder shall deliver to Parent Apple Certificates representing the Apple Holdco Common Stock owned by such holder, duly endorsed in blank or accompanied by stock powers duly endorsed in blank in proper form for transfer. Upon surrender to Parent of an Apple Certificate for cancellation, the holder of such Apple Certificate shall be entitled to receive in exchange therefor a certificate representing that number of whole shares of Strawberry Common Stock (after taking into account all Apple Certificates surrendered by such holder) to which such holder is entitled pursuant to Section 3.1(a) and payment in lieu of fractional shares to which such holder is entitled pursuant to Section 3.1(c), and the Apple Certificate so surrendered shall forthwith be cancelled. Until surrendered as contemplated by this Section 3.3(a), each Apple Certificate shall be deemed at all times after the Effective Time to represent only the right to receive upon such surrender shares of Strawberry Common Stock pursuant to Section 3.1(a) and cash in lieu of fractional shares pursuant to
Section 3.1(c). No interest shall be paid or will accrue on any cash payable in lieu of fractional shares to Apple Holdco Stockholders pursuant to the provisions of this Article III.

            (b) Withholding Rights. Each of Parent and the Surviving Company shall be entitled to deduct and withhold from any consideration otherwise payable pursuant to this Agreement to any Apple Holdco Stockholder such amounts as it is required to deduct and withhold with respect to such payment under all applicable Tax laws and pay such withholding amount over to the appropriate taxing authority. To the extent that amounts are so properly withheld by Parent or the Surviving Company, as the case may be, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Apple Holdco Stockholder in respect of which such deduction and withholding was made by Parent or the Surviving Company, as the case may be.

            (c) Lost, Stolen or Damaged Certificates. If any Apple Certificate shall have been lost, stolen, defaced or destroyed, Parent may, in its reasonable discretion and as a condition to the issuance of any Strawberry Certificate, require the owner of such lost, stolen, defaced or destroyed Apple Certificate to make an affidavit of that fact and provide an indemnity against any claim that may be made against it or the Surviving Company with respect to such Apple Certificate.

      3.4 Treatment of Strawberry Stock Options and Other Equity Based Awards. The Strawberry Option Plans shall remain outstanding and governed by the terms of the existing Strawberry Option Plans. Notwithstanding anything to the contrary in this Agreement, each share of Strawberry Common Stock which is unvested or is subject to any conditions or restrictions under any applicable restricted stock agreement or other Contract (a "Strawberry Restricted Share") shall continue to be governed by the terms of the restrictions applicable to such Strawberry Restricted Share and the restrictions shall not lapse as a result of the transactions contemplated by this Agreement.

      3.5 No Further Rights; Stock Transfer Books. At the Effective Time, the stock transfer books of Apple Holdco shall be closed, and there shall be no further registration of transfers of Apple Holdco Common Stock issued and outstanding immediately prior to the Effective Time thereafter on the records of Parent. From and after the Effective Time, the Apple Holdco Stockholders shall cease to have any rights with respect to any shares of Apple Holdco Common Stock outstanding immediately prior to the Effective Time, except as otherwise provided in this Agreement or by Law. On or after the Effective Time, any Apple Certificates presented to Parent for any reason shall be canceled against delivery of the consideration to which the holders thereof are entitled pursuant to Section 3.1(a) and Section 3.1(c), without interest.

      3.6 Tax Consequences. For federal income tax purposes, the Merger is intended to constitute a reorganization within the meaning of Section 368 of the Code. The parties hereby adopt this Agreement as a "plan of reorganization" within the meaning of Sections 1.368-2(g) and 1.368-3(a) of the United States Treasury Regulations.

      3.7 Securities Act Exemption and Compliance; Registration Rights.

            (a) Private Placement. The Strawberry Common Stock to be issued pursuant to this Agreement initially will not be registered under the Securities Act in reliance on the exemptions from the registration requirements of Section 5 of the Securities Act set forth in Section 4(2) thereof and Regulation D promulgated thereunder.

            (b) Legends. In addition to any legend imposed by applicable state securities laws or by any contract which continues in effect after the Effective Time, the certificates representing the shares of Strawberry Common Stock issued pursuant to this Agreement shall bear a restrictive legend (and stop transfer orders shall be placed against the transfer thereof with Parent's transfer agent), stating substantially as follows:

            "THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE UNITED STATES SECURITIES ACT OF 1933, AS AMENDED (THE "ACT"). THEY MAY NOT BE SOLD, TRANSFERRED, ASSIGNED, OR HYPOTHECATED IN THE ABSENCE OF AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO, OR, AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE ACT."

            (c) Registration Rights. The Apple Holdco Stockholders shall be entitled to the registration rights set forth in the Registration Rights Agreement to be executed and delivered by Parent and each of the Apple Holdco Stockholders at Closing in the form attached hereto as Exhibit E (the "Registration Rights Agreement"), in each case on the terms and subject to the conditions set forth therein.

                  IV. REPRESENTATIONS AND WARRANTIES OF PARENT

      Except as disclosed in (x) the Strawberry SEC Reports filed prior to the close of business on February 7, 2007 (the "Measurement Date"), but excluding any risk factor disclosure contained in any such Strawberry SEC Reports under the heading "Risk Factors" or "Cautionary Statement Regarding Forward Looking Statements" or otherwise or (y) the disclosure schedule (the "Strawberry Disclosure Schedule") delivered by Parent to Apple Holdco in connection with the execution of this Agreement (which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article
IV), Parent hereby represents and warrants to Apple Holdco as follows:

      4.1 Due Organization, Good Standing and Corporate Power. Parent is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted. Each of Parent's Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing or has equivalent status under the laws of its jurisdiction of organization and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted. Each of Parent and its Subsidiaries is duly qualified or licensed to do business and is in good standing or has equivalent status in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing or to have equivalent status would not, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect.

      4.2 Authorization and Validity of Agreement. Each of Parent and MergerSub has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by each of Parent and MergerSub, the consummation by Parent of the Share Issuance and the Strawberry Charter Amendment and the consummation by Parent and MergerSub of the Merger, have been duly authorized and approved by their respective boards of directors (in the case of Parent, acting upon the unanimous written consent of the Special Committee), and except for the Strawberry Stockholder Approval and approval by Parent in its capacity as sole stockholder of MergerSub, no other corporate action on the part of Parent or MergerSub is necessary to authorize the execution and delivery of this Agreement or the consummation of the Merger, the Share Issuance and the Strawberry Charter Amendment. This Agreement has been, and each of the other Transaction Documents to which it is a party will be when executed and delivered, duly executed and delivered by each of Parent and MergerSub, and, to the extent it is a party thereto, each is, or will be when executed and delivered, a valid and binding obligation of each of Parent and MergerSub enforceable against each of Parent and MergerSub in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles.

      4.3 Consents and Approvals; No Violations. Assuming (a) the filings required under the Hart-Scott Rodino Antitrust Improvement Act of 1976, as amended (the "HSR Act") and any other applicable Antitrust Law, are made and the waiting periods thereunder (if applicable) have been terminated or expired, (b) the applicable requirements of the Securities Act and state securities or "blue sky" laws and the Exchange Act are met, including the filing with the SEC of a proxy statement in definitive form that will be mailed to Strawberry Stockholders in connection with the Strawberry Stockholders Meeting (the "Proxy Statement"), (c) the required notices to the NYSE related to the Transactions are delivered, (d) compliance with applicable foreign competition laws, (e) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the DGCL, are made, (f) the filing of the Strawberry Charter Amendment and (g) the Strawberry Stockholder Approval and approval by Parent in its capacity as sole stockholder of MergerSub is obtained, the execution and delivery of this Agreement and the other Transaction Documents to which it is a Party by Parent and MergerSub and the consummation by each of Parent and MergerSub of the Transactions, do not and will not (i) violate or conflict with any provision of their respective certificates of incorporation or bylaws or the comparable governing documents of any of its Subsidiaries, (ii) violate or conflict with any Law or Order applicable to Parent or any of its Subsidiaries or by which any of their respective properties or assets may be bound, (iii) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Entity, or (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Encumbrance upon any of the properties or assets of Parent or any of its Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contract to which Parent or any of its Subsidiaries is a party, or by which Parent or any of its Subsidiaries may be bound, excluding in the case of clauses (iii) and (iv) above, conflicts, violations, breaches, defaults, rights of termination, cancellations, accelerations, increases, losses, creations and impositions of Encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect.

      4.4 Information to be Supplied. None of the information included or incorporated by reference in the Proxy Statement or any Additional Filings will, in the case of the Proxy Statement, at the date it is first mailed to Strawberry Stockholders or at the time of the Strawberry Stockholders Meeting or at the time of any amendment or supplement thereof, or, in the case of any Additional Filing, at the date it is first mailed to Strawberry Stockholders or at the date it is first filed with the SEC or applicable Governmental Entity, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading in any material respect, except that no representation is made by Parent and MergerSub with respect to statements made or incorporated by reference therein based on information supplied in writing by Apple Holdco, its stockholders or any Affiliate of Apple Holdco or its stockholders in connection with the preparation of the Proxy Statement or the Additional Filings for inclusion or incorporation by reference therein. The Proxy Statement and the Additional Filings that are filed by Parent with the SEC will comply as to form in all material respects with the requirements of the Exchange Act and the rules and regulations promulgated thereunder.

      4.5 Capitalization of Parent and MergerSub.

            (a) The authorized capital stock of (i) Parent consists of 40,000,000 shares of Strawberry Common Stock, (ii) 2,000,000 shares of Preferred Stock, 40,000 of which are designated Series A Voting Convertible Preferred Stock, $0.01 par value per share and convertible into shares of Strawberry Common Stock (the "Strawberry Series A Preferred"), 500,000 of which are designated Series B Junior Participating Preferred Stock, $0.01 par value per share (the "Strawberry Series B Preferred"), 150,000 of which are designated Series C Preferred Stock, $0.01 par value per share (the "Strawberry Series C Preferred"), and 1,310,000 of which are designated Preferred Stock, $0.01 par value per share (the "Strawberry Preferred" and together with the Strawberry Common Stock, the Strawberry Series A Preferred, the Strawberry Series B Preferred and the Strawberry Series C Preferred, the "Strawberry Stock"). As of the Measurement Date, there were 15,084,990 shares of Strawberry Common Stock (of which 189,750 were Strawberry Restricted Shares) issued and outstanding, 40,000 shares of Strawberry Series A Preferred issued and outstanding, no shares of Strawberry Series B Preferred issued and outstanding, 135,217 shares of Strawberry Series C Preferred issued and outstanding, and no shares of Strawberry Preferred issued and outstanding. As of the Measurement Date, no shares of Strawberry Common Stock were reserved for issuance except for (a) 2,150,795 shares of Strawberry Common Stock that were reserved for issuance upon the exercise of outstanding options (the "Strawberry Options"), (b) 719,320 shares of Strawberry Common Stock reserved for issuance upon the exercise of outstanding warrants (the "Strawberry Warrants") and (c) 3,529,412 shares of Strawberry Common Stock reserved for issuance upon the conversion of the Strawberry Series A Preferred for Strawberry Common Stock. Between the Measurement Date and the date hereof, Parent has not issued any shares of Strawberry Common Stock (other than pursuant to the exercise of Strawberry Options outstanding as of the Measurement Date) or awarded any Strawberry Options. The Strawberry Series B Preferred are issuable in connection with the rights to purchase those shares (the "Strawberry Rights") issued under the Rights Agreement, dated as of June 28, 2004 and as amended on June 7, 2006 (the "Strawberry Rights Agreement"), by and between Parent and UMB Bank N.A., as rights agent. All issued and outstanding shares of Strawberry Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, except as set forth above and except for shares of Strawberry Common Stock issuable pursuant to the Strawberry Options, Strawberry Warrants and the Strawberry Series A Preferred outstanding as of the Measurement Date, there are no outstanding or authorized options, warrants, rights, calls, commitments, preemptive rights, subscriptions, claims of any character, convertible or exchangeable securities, or other Contracts, contingent or otherwise, relating to Strawberry Common Stock or any capital stock or capital stock equivalent or other nominal interest in Parent or any of its Subsidiaries which relate to Parent (collectively, "Strawberry Equity Interests") pursuant to which Parent or any of its Subsidiaries is or may become obligated to issue or sell shares of its capital stock or other equity interests or any securities convertible into, or exchangeable for, or evidencing the right to subscribe for, any Strawberry Equity Interests. There are no outstanding obligations of Parent to repurchase, redeem or otherwise acquire any outstanding securities of Parent or any Strawberry Equity Interests. There are no Contracts to which Parent is a party relating to the issuance, sale, transfer, registration or voting of any equity securities or other securities of Parent. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Strawberry Stockholders may vote are issued or outstanding as of the date hereof.

            (b) When issued in accordance with the terms of this Agreement, the Strawberry Common Stock to be issued in connection with the Share Issuance will be duly authorized, validly issued, fully paid and non assessable free and clear of all Encumbrances (other than as imposed by federal or state securities laws).

            (c) Exhibit 21.1 to Parent's Annual Report on Form 10 K for the fiscal year ended July 1, 2006 includes all the Subsidiaries of Parent that constitute "significant subsidiaries" as defined in Rule 1-02(w) of Regulation S-X in existence as of the date hereof. All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Parent are owned by Parent, directly or indirectly, free and clear of any Encumbrances, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No such Subsidiary has or is bound by any outstanding or authorized subscriptions, options, rights, preemptive rights, warrants, calls, commitments, claims of any character, convertible or exchangeable securities, or Contracts, contingent or otherwise, of any nature relating to the purchase or issuance of any shares of capital stock or any other security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other security of such Subsidiary. There are no outstanding obligations to repurchase, redeem or otherwise acquire any outstanding securities of any such Subsidiary and there are no Contracts to which any Subsidiary of Parent is a party relating to the issuance, sale, transfer, registration or voting of any equity securities or other securities of Parent or any of its Subsidiaries.

            (d) All Strawberry Options have an exercise price per share that was not less than the "fair market value" of a share of Strawberry Common Stock on the date of grant, as determined in accordance with the terms of the applicable Strawberry Option Plan and, to the extent applicable, Sections 162(m), 409A and 422 of the Code. All Strawberry Options have been properly accounted for by Parent in accordance with GAAP, and no change is expected in respect of any prior Strawberry Financial Statement relating to expenses for stock compensation. There is no pending audit, investigation or inquiry by Parent, or to the Knowledge of Parent, any governmental agency with respect to the Parent's stock option granting practices or other equity compensation practices. Except as set forth in Section 4.5(d) of the Strawberry Disclosure Schedule, the terms of each of the option agreements for each optionee are substantially similar to the forms of such option agreement attached to Section 4.5(d) of the Strawberry Disclosure Schedule, and no such option agreement or Strawberry Option Plan provides for any payment or other transfer from Parent or any Affiliate of Parent or for any adjustment to the terms of the option in connection with the Transactions contemplated by this Agreement that is not provided for in such forms.

            (e) Each subsidiary of Parent constitutes a Subsidiary of Parent as defined in this Agreement.

            (f) The authorized capital stock of MergerSub consists of 10,000 shares of common stock, $0.01 par value per share, 1,000 of which have been duly authorized and validly issued, are fully paid and nonassessable and are owned by Parent free and clear of any Encumbrance.

      4.6 Absence of Certain Events. Except as required or expressly permitted by this Agreement or as reflected in the Strawberry Financial Statements filed on or prior to the Measurement Date, since July 1, 2006, Parent and its Subsidiaries have operated their respective businesses only in the ordinary course of business and there has not occurred any event, occurrence or condition which (i) would have been a breach of Section 6.1 had such Section 6.1 been in effect since July 1, 2006, or (ii) would, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect.

      4.7 Litigation. There are no Actions pending against Parent or any of its Subsidiaries or, to the Knowledge of Parent, threatened against Parent or any of its Subsidiaries (or any of their respective properties, rights or franchises), at law or in equity, or before or by any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect, and, to the Knowledge of Parent, no development has occurred with respect to any pending or threatened Action that, individually or in the aggregate, would reasonably be expected to have a Strawberry Material Adverse Effect. Neither Parent nor any of its Subsidiaries are subject to any Orders that, individually or in the aggregate, would reasonably be expected to have a Strawberry Material Adverse Effect.

      4.8 Title to Properties; Encumbrances. Each of Parent and its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, except where the failure to have such good and valid title or valid leasehold interests, as applicable, would not, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect, in each case subject to no Encumbrances, except for (a) Encumbrances consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by Parent or any of its Subsidiaries, (b) Encumbrances for current Taxes, assessments or governmental charges or levies on property not yet due or which are being contested in good faith and for which appropriate reserves in accordance with GAAP have been created, (c) Encumbrances which would not, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect.

      4.9 Strawberry SEC Reports; Financial Statements.

            (a) Each of Parent and its Subsidiaries has timely filed with the SEC all registration statements, prospectuses, reports, schedules, forms, proxy statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) required to be filed by Parent since June 28, 2003 (the "Strawberry SEC Reports"). The Strawberry SEC Reports
(i) were prepared and will be prepared (when filed after the date of this Agreement) in all material respects in accordance with the requirements of the Securities Act or the Exchange Act, as the case may be, and (ii) did not at the time they were filed and will not, when filed after the date of this Agreement, contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequent Strawberry SEC Report filed with the SEC prior to the date of this Agreement. No Subsidiary of Parent is subject to the periodic reporting requirements of the Exchange Act by Law or Contract.

            (b) Each of the consolidated financial statements of Parent (including, in each case, any notes thereto) contained in the Strawberry SEC Reports (the "Strawberry Financial Statements") was prepared and will be prepared (when filed after the date of this Agreement) in accordance with GAAP (except as may be indicated in the notes thereto) and presented fairly and will present fairly (when filed after the date of this Agreement) in all material respects the consolidated financial position and consolidated results of operations of Parent and its Subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of unaudited statements, to normal year end audit adjustments in amounts that are immaterial in nature and amounts consistent with past experience. The books and records of Parent and its Subsidiaries (i) have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements, (ii) reflect only actual transactions, (iii) are complete and accurate in all material respects, and (iv) reflect in reasonable detail all material transactions to which Parent and its Subsidiaries are a party.

            (c) The records, systems, controls, data and information of Parent and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Parent or its Subsidiaries, except for any non exclusive ownership and non direct control that would not have a material adverse effect on the system of internal accounting controls described in the following sentence. Parent and its Subsidiaries have devised and maintain a system of internal controls over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Parent (i) has designed disclosure controls and procedures to ensure that material information relating to Parent, including its consolidated Subsidiaries, is made known to its management by others within those entities and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Parent's auditors and the audit committee of Parent's board of directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Parent's ability to record, process, summarize and report financial data and have identified for Parent's auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Parent's internal controls. Parent has made available to Apple Holdco a summary of each such disclosure made by management to its auditors and audit committee since July 2, 2005.

      4.10 No Undisclosed Liabilities. Except for those liabilities that are reflected or reserved against on the consolidated financial statements of Parent as of and for the period ended September 30, 2006 included in Parent's Form 10 Q for the quarter ended September 30, 2006, including the notes thereto, since such date, neither Parent nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due and including any off balance sheet financings, loans, indebtedness, make whole or similar liabilities or obligations) whether or not required to be reflected in a consolidated balance sheet of Parent prepared in accordance with GAAP, except for liabilities incurred in the ordinary course of business that would not, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect.

      4.11 Compliance with Law.

            (a) Each of Parent and its Subsidiaries is, and since July 2, 2005, has been, in compliance with all Laws and Orders applicable to it, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect.

            (b) Each of Parent and its Subsidiaries holds, to the extent legally required, all Permits that are required for the lawful operation of its business as now conducted, except where the failure to hold any such Permit would not, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect, and there has not occurred any default under any such Permit, except to the extent that such default would not, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect.

      4.12 Insurance. Parent and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Parent and its Subsidiaries. Except as set forth on Section
4.12 of the Strawberry Disclosure Schedule, each insurance policy of Parent and/or its Subsidiaries shall survive the Closing and continue in full force and effect as policies of the Parent and/or its Subsidiaries.

      4.13 Regulatory Matters.

            (a) Except for such of the following as would not, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect, there are no facts:

                  (i) which would furnish a substantial basis for the recall, withdrawal or suspension of any products of Parent or its Subsidiaries by any competent Governmental Entity; or

                  (ii) which would otherwise reasonably be expected to cause Parent or its Subsidiaries to withdraw, recall or suspend any products of Parent or its Subsidiaries from the market or to change the marketing classification of any products of Parent or its Subsidiaries or to terminate or suspend testing of any products of Parent or its Subsidiaries.

            (b) There are no:

                  (i) products which have been recalled by Parent or its Subsidiaries (whether voluntarily or otherwise) at any time since June 28, 2003; or

                  (ii) Actions pending, or to the Knowledge of Parent, contemplated or threatened, and no such Actions have been settled or resolved since July 3, 2004, seeking the recall, suspension or seizure of any products of Parent or its Subsidiaries.

            (c) Since July 3, 2004, Parent and each of its Subsidiaries has timely filed or submitted all reports, filings, applications and notifications required by statutes or regulations administered by the U.S. Consumer Products Safety Commission including, without limitation, 15 U.S.C. Sections 2064(b) and
2084) and any other Governmental Entity with respect to the manufacture, distribution and safety of any products manufactured, imported, distributed or sold by Parent or any of its Subsidiaries. Each such report, filing, application and notification complied, at the time of such filing or submission, in all material respects, with the requirements for such report, filing, application and notification, and has been supplemented to the extent required by applicable law or regulation.

      4.14 Broker's or Finder's Fee. Except for Houlihan Lokey Howard & Zukin Capital, Inc., to which only Parent has any liability or obligation as set forth on Section 4.14 of the Strawberry Disclosure Schedule, no Person acting on behalf of Parent or any of its Subsidiaries is, or will be, entitled to any investment banking, broker's, finder's or similar fee for which Parent, MergerSub, Apple Holdco, Apple or any of their respective Affiliates or the Surviving Corporation after the Effective Time could have any liabilities in connection with this Agreement or any of the Transactions.

      4.15 Taxes, Tax Returns, Tax Treatment.

            (a) Parent and each of its subsidiaries has duly filed all Tax Returns required to be filed by it on or prior to the date of this Agreement (all such returns being accurate and complete in all material respects) and has duly paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local Tax Authorities other than (i) Taxes that (a) are not yet delinquent or (b) are being contested in good faith, have not been finally determined and have been adequately reserved against or (ii) Tax Returns or Taxes as to which the failure to file, pay or make provision for would not, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect. The period (including any extensions) within which the IRS may assess federal income Taxes against Parent and its subsidiaries has closed with respect to all taxable years through and including the fiscal year ended June 30, 1999 and any liability with respect thereto has been satisfied. There are no disputes pending, or claims asserted, for Taxes or assessments upon Parent or any of its subsidiaries for which Parent does not have adequate reserves that would, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect. Neither Parent nor any of its Subsidiaries joins or has joined in the filing of any affiliated, aggregate, consolidated, combined or unitary federal, state, local and foreign Tax Return other than consolidated Tax Returns for the affiliated group of its corporations of which Parent is the common parent, and neither Parent nor any of its Subsidiaries is a party to any agreement providing for the allocation or sharing of Taxes with any person that is not a member of such affiliated group. Neither Parent nor any of its subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Parent and its subsidiaries). Within the past two years, neither Parent nor any of its subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code. No disallowance of a deduction under Sections 162(m) or 280G of the Code for employee remuneration of any amount paid or payable by Parent or any of its subsidiaries under any contract, plan, program or arrangement or understanding would, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect. Parent and its subsidiaries have complied with the requirements of Code Section 409A (and its related reporting and withholding requirements), for all amounts paid or payable under any contract, plan, program or arrangement or understanding except where such failure to comply would not, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect.

      4.16 Employee Benefit Matters.

            (a) Section 4.16 of the Strawberry Disclosure Schedule sets forth a true and complete list of each benefit or compensation plan, arrangement or agreement, and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement, whether written or oral, that is maintained, or contributed to, for the benefit of current or former officers, directors, Contingent Workers or employees of Parent and its Subsidiaries, with respect to which Parent or its Subsidiaries may, directly or indirectly, have any liability (whether contingent or otherwise), as of the date of this Agreement or as of the Closing Date, including all material plans of any Strawberry ERISA Affiliate that are subject to Title IV of ERISA (the "Strawberry Benefit Plans"). For purposes of this Agreement, (i) a "Strawberry ERISA Affiliate" is any trade or business, whether or not incorporated, all of which together with Parent would be deemed a "single employer" within the meaning of Section 4001(a) or (b) of ERISA or Section 414 of the Code and (ii) a "Strawberry Foreign Plan" means any Strawberry Benefit Plan that is maintained outside of the United States (and each such Strawberry Foreign Plan is separately identified on Section 4.16(a) of the Strawberry Disclosure Schedule).

            (b) Except with respect to clauses (i), (iii), (v), (vii), (ix),
(x), and (xi) below (as would not, either individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect) (i) each of the Strawberry Benefit Plans has been operated and administered in compliance in all material respects with its terms and applicable Laws, including ERISA and the Code, (ii) each of the Strawberry Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received or timely filed for a favorable determination letter from the IRS with respect to all changes in applicable Law for which certain qualified plans were required to be amended, and there are no existing circumstances or any events that have occurred that will adversely affect the qualified status of any such Strawberry Benefit Plan,
(iii) no Strawberry Benefit Plan is a "defined benefit plan" as defined in
Section 3(35) of ERISA, (iv) no Strawberry Benefit Plan provides benefits coverage, including death or medical benefits coverage (whether or not insured), with respect to current or former officers, employees, Contingent Workers or directors of Parent or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable Law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) benefits the full cost of which is borne by the current or former employee, consultant, leased employee or director (or his beneficiary) or (D) coverage through the last day of the calendar month in which retirement or other termination of service occurs, (v) no Strawberry Benefit Plan is or was a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA) or a "multiple employer plan" (as such term is defined Section 210(a) of ERISA or Section 413(c) of the Code),
(vi) none of Parent or its Subsidiaries or, to the Knowledge of Parent, any other person, including any fiduciary, has engaged in a transaction in connection with which Parent, its Subsidiaries or any Strawberry Benefit Plan would reasonably be expected to be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code, (vii) to the Knowledge of Parent,
(A) there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Strawberry Benefit Plans or any trusts or other funding vehicles related thereto and (B) no administrative investigation, audit or proceeding is pending or in progress with respect to the Strawberry Benefit Plans, (viii) all contributions or other amounts payable by Parent or its Subsidiaries as of the Effective Time with respect to each Strawberry Benefit Plan in respect of current or former plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code and, other than transfers incident to an incentive stock option plan within the meaning of Section 422 of the Code or as restricted under Section 162(m) of the Code, have been or are fully deductible under the Code, (ix) with respect to any insurance policy providing funding for benefits under any Strawberry Benefit Plan, (A) there is no liability of Parent or its Subsidiaries, in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated at or after the Closing Date and (B) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the Knowledge of Parent, no such proceedings with respect to any insurer are imminent, (x) Parent and its Subsidiaries have reserved all rights necessary to amend or terminate each of the Strawberry Benefit Plans, without the consent of any other Person, and (xi) no Strawberry Benefit Plan provides benefits to any individual who is not a current or former employee of Parent or its Subsidiaries, or the dependents or other beneficiaries of any such current or former employee.

            (c) In addition to the representation contained in Subsection (b) above (if applicable), except as would not, either individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect,
(i) each Strawberry Foreign Plan complies with all applicable Laws (including, without limitation, applicable Laws regarding the funding, form and operation of the Strawberry Foreign Plan); (ii) the Strawberry Financial Statements accurately reflect the Strawberry Foreign Plan liabilities and accruals for contributions required to be paid to the Strawberry Foreign Plans, in accordance with GAAP, (iii) there have not occurred, nor are there continuing any transactions or breaches of fiduciary duty under applicable Law, and (iv) no administrative investigation, audit or other proceeding by any Governmental Authority is pending or in progress or, to the Knowledge of Parent and its Subsidiaries, threatened, with respect to any Strawberry Foreign Plan.

            (d) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (either alone or in conjunction with any other event) (i) result in any payment (including severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director, consultant, employee or former employee of Parent or any of its Subsidiaries from Parent or any of its Subsidiaries under any Strawberry Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Strawberry Benefit Plan or otherwise, or (iii) result in any acceleration of the time of funding, payment or vesting of any such benefits.

            (e) Except as would not reasonably be expected to have a Strawberry Material Adverse Effect, with respect to independent contractors, consultants and leased employees (collectively, "Contingent Workers") who are located within the United States, (i) all Persons so classified satisfy and have at all times satisfied in all material respects the requirements of applicable Law to be so classified, (ii) Parent and its Subsidiaries have fully and accurately reported such persons' compensation on IRS Form 1099 when required to do so, (iii) neither Parent or its Subsidiaries has or had any obligations to provide benefits with respect to such persons under any Strawberry Benefit

Plan or otherwise and (iv) Parent and its Subsidiaries have no material liability with respect to the misclassification of any Contingent Worker.

      4.17 Intellectual Property. Section 4.17 of the Strawberry Disclosure
Schedule identifies (i) all applied for and registered trademarks and service marks, trade names, domain names, registered copyrights, pending and issued patents owned, used or licensed by or to Parent or any of its Subsidiaries that are material to the conduct of the business of Parent and its Subsidiaries, and
(ii) all agreements and licenses relating to trademarks, technology, know how or processes that Parent or its Subsidiaries is licensed or authorized to use, or which it licenses or authorizes others to use, that is material to the conduct of the business of Parent and its Subsidiaries (collectively, the "Strawberry Intellectual Property"). Parent and its Subsidiaries own and possess all rights, title and interest in and to, or as of the Closing, will own and possess all rights, title and interest in and to, free and clear of all Encumbrances, all of the Strawberry Intellectual Property and, as of the Closing, all of the Strawberry Intellectual Property will be in the name of Parent or its Subsidiaries. Parent and its Subsidiaries own or have the right to use the Strawberry Intellectual Property without infringing or violating the rights of any third parties, except where such infringement or violation would not, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect. No consent of any third party will be required for the use by the Parent or its Subsidiaries of the Strawberry Intellectual Property after the Effective Time. There are no Actions pending or claims asserted in writing by any Person against Parent or any of its Subsidiaries regarding the ownership of or the right to use any Strawberry Intellectual Property or challenging the rights of Parent or any of its Subsidiaries with respect to any of the Strawberry Intellectual Property which would, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect. To the Knowledge of Parent as of the date hereof, there is no infringement or misappropriation of the Strawberry Intellectual Property by any Person.

      4.18 Environmental Liability. Except for such of the following as would not, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect, (i) the operations of Parent and its Subsidiaries are and have been in compliance with all applicable Environmental Laws, (ii) each of Parent and its Subsidiaries possess and maintains in effect all environmental permits, licenses, authorizations and approvals required under Environmental Law with respect to the properties and business of Parent and its Subsidiaries, (iii) to the Knowledge of Parent, there has been no release of any Hazardous Materials which would reasonably be expected to result in liability to Parent or any of its Subsidiaries, (iv) there are no legal, administrative or arbitral bodies seeking to impose, nor are there Actions of any nature reasonably likely to result in the imposition of, on Parent or any of its Subsidiaries, any liability or obligation arising under common law relating to the Environment or under any Environmental Law, nor are there any such liabilities or obligations pending or, to the Knowledge of Parent, threatened against Parent or its Subsidiaries and (v) neither Parent nor any of its Subsidiaries is subject to any Order by or with any Governmental Entity or third party imposing any liability or obligation with respect to the foregoing. To the Knowledge of Parent, as of the date of this Agreement, the Strawberry Financial

Statements contain an adequate reserve as determined in accordance with GAAP for Environmental liabilities and obligations.

      4.19 Material Contracts. Neither Parent nor any of its Subsidiaries is a party to or bound by (a) any "material contract" as defined in Item 601(b)(10) of Regulation S K promulgated by the SEC or any Contract that would be such a "material contract" but for the exception for Contracts entered into in the ordinary course of business or (b) any non competition or other Contract that materially limits or will materially limit Parent or any of its Subsidiaries from engaging in the business currently conducted by it. Each of the "material contracts" (as defined above) of Parent and its Subsidiaries is valid and in full force and effect and neither Parent nor any of its Subsidiaries has violated any provisions of, or committed or failed to perform any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such "material contract." To Parent's Knowledge, the other party to any "material contract" described in this Section 4.19 is not in material breach of or default under such "material contract."

      4.20 Labor Relations.

            (a) As of the date of this Agreement and during the preceding three
(3) years, (i) none of Parent, its Subsidiaries or any of their controlled Affiliates or Strawberry ERISA Affiliates are a party to any collective bargaining agreement, works council or workers' association or similar arrangements, (ii) except as would not, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect, no labor organization or group of employees of Parent or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Parent, threatened to be brought or filed, with the National Labor Relations Board or any other domestic or foreign labor relations tribunal or authority, (iii) there are no organizing activities, strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other labor disputes pending or, to the Knowledge of Parent, threatened against or involving any of Parent or its Subsidiaries, and (iv) to the Knowledge of Parent, Parent and its Subsidiaries are in compliance with their obligations pursuant to the Workers Adjustment and Retraining Notification Act.

            (b) To the Knowledge of Parent, Parent and its Subsidiaries are in material compliance with all applicable Laws, governmental orders, agreements, contracts and policies relating to the employment of their employees, including, without limitation, all such Laws relating to wages, overtime, terms and conditions of employment, discrimination, immigration, disability, workers' compensation, the collection and payment of withholding and/or social contribution taxes and similar Taxes, except where noncompliance would not reasonably be expected, individually or in the aggregate, to have a Strawberry Material Adverse Effect.

      4.21 State Takeover Laws. Parent's certificate of incorporation contains a provision expressly electing that Parent not be governed by Section 203 of the

DGCL and Parent shall not amend its certificate of incorporation to amend or remove such election. No applicable "takeover" or "interested stockholder" Law is applicable to this Agreement and the Transactions.

      4.22 Voting Requirements; Approval; Board Approval.

            (a) The only stockholder votes required to approve and adopt this Agreement and the Transactions are (i) in the case of the Merger, the affirmative vote of Parent, as the sole stockholder of MergerSub, (ii) in the case of the Share Issuance, the affirmative vote of a majority of the votes cast on the proposal by the holders of shares of Strawberry Common Stock and Strawberry Series A Preferred voting as a single class at a meeting of the Strawberry Stockholders or any adjournment or postponement thereof and (iii) in the case of the Strawberry Charter Amendment, the affirmative vote of the holders of a majority of the outstanding shares of Strawberry Common Stock and Strawberry Series A Preferred (assuming conversion of all of the outstanding shares of Strawberry Series A Preferred) at a meeting of the Strawberry Stockholders or any adjournment or postponement thereof (the votes referred to in clauses (ii) and (iii) of this Section 4.22(a), the "Strawberry Stockholder Approval").

            (b) The board of directors of MergerSub has, at a meeting duly called and held, by a unanimous vote (i) determined that the Merger is advisable and in the best interest of MergerSub and Parent, as the sole stockholder of MergerSub, (ii) adopted this Agreement, (iii) resolved to recommend that Parent, as the sole stockholder of MergerSub, vote in favor of adopting this Agreement and (iv) directed that this Agreement and the Merger be submitted to Parent, as the sole stockholder of MergerSub, for approval at a duly held meeting of such stockholder.

            (c) The board of directors of Parent, acting upon the unanimous recommendation of the Special Committee, has, at a meeting duly called and held, by a unanimous vote (i) determined that the Merger, the Share Issuance and the Strawberry Charter Amendment are advisable and in the best interest of Parent,
(ii) adopted this Agreement and (iii) approved and resolved to recommend (the "Strawberry Board Recommendation") that the stockholders of Parent vote in favor of (A) approving the Share Issuance and (B) the Strawberry Charter Amendment to be effected contemporaneously with the consummation of the Merger such that, after giving effect thereto, the Strawberry Charter Amendment shall be substantially in the form attached hereto as Exhibit A.

      4.23 Opinion of Parent Financial Advisor. The Special Committee and the board of directors of Parent have received the opinion of Houlihan Lokey Howard & Zukin Financial Advisors, Inc. to the effect that, as of the date of such opinion and subject to the matters set forth therein, the Merger Consideration is fair, from a financial point of view to Strawberry.

      4.24 Transactions with Related Parties. Parent is not a party to any transaction or proposed transaction, with its directors, officers or employees, or any other Person who is an Affiliate of Parent (other than the Persons listed on Section 4.24 of the

Strawberry Disclosure Schedule). Neither Parent nor any of its Affiliates owns or has any ownership interest in any Person which is in competition with Parent or which is engaged in a related or similar business to the business conducted by Parent and none of such Persons has entered into any Contract or understanding in effect on or after the date hereof contemplating such ownership or ownership interest.

      4.25 Customers.

            (a) Between July 2, 2005 and the date hereof, no material customer or group of customers (whether or not related) of Parent or any of its Subsidiaries has canceled or otherwise terminated its Contract or relationship with Parent or any of its Subsidiaries or has at any time decreased significantly its purchases of products from Parent or any of its Subsidiaries and, to the Knowledge of Parent, there has been no material adverse change in the business relationship of Parent or any of its Subsidiaries with any of their material customers or group of customers. To the Knowledge of Parent, no such customer or group of customers intends to cancel or otherwise terminate its relationship with Parent or any of its Subsidiaries or to decrease significantly its purchases of the products from Parent or its Subsidiaries, except for such of the foregoing arising after the date hereof as would not, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect.

            (b) To the Knowledge of Parent, there is no dispute with any material customer or group of customers (whether or not related) or delays or other problem in connection with any products sold or services rendered by Parent or any of its Subsidiaries to any material customer or group of customers that have given rise or could reasonably be expected to give rise to a liability or the need to provide additional products or services for the customer or group of customers involved, in each case that would, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect.

      4.26 Strawberry Rights Agreements. Parent has made available to Apple Holdco a correct and complete copy of the Strawberry Rights Agreement in effect as of the date of this Agreement. Parent has taken all necessary action to:

            (a) render the Strawberry Rights inapplicable to this Agreement, the Merger, the Share Issuance, the Strawberry Charter Amendment and the other transactions contemplated by this Agreement;

            (b) ensure that (i) none of the Apple Holdco Stockholders nor any of their Affiliates will become or be deemed to be an "Acquiring Person" (as defined in the Strawberry Rights Agreement) and (ii) no "Distribution Date," "Shares Acquisition Date" or "Triggering Event" (each as defined in the Strawberry Rights Agreement) will occur by reason of (A) the approval, execution or delivery of this Agreement, (B) the approval of the Merger, the Share Issuance or the Strawberry Charter Amendment, (C) the announcement or consummation of the Merger, the Share Issuance or the Strawberry Charter Amendment or (D) the consummation of any of the other transactions contemplated by this Agreement; and

            (c) cause the Strawberry Rights to expire immediately prior to the Effective Time.

      4.27 MergerSub Formation. MergerSub was formed solely for the purpose of engaging in the Transactions contemplated by this Agreement and has not engaged, and will not engage, in any business activities or conducted, and will not conduct, any operations other than in connection with the Transactions and this Agreement, except for such of the foregoing as would not, individually or in the aggregate, reasonably be expected to have a Strawberry Material Adverse Effect.

                V. REPRESENTATIONS AND WARRANTIES OF APPLE HOLDCO

      Except as disclosed in (x) the Apple SEC Reports filed prior to the close of business on the Measurement Date, but excluding any risk factor disclosure contained in any such Apple SEC Reports under the heading "Risk Factors" or "Cautionary Statements Regarding Forward Looking Statements" or (y) the disclosure schedule (the "Apple Disclosure Schedule") delivered by Apple Holdco to Parent and MergerSub in connection with the execution of this Agreement (which schedule sets forth, among other things, items the disclosure of which is necessary or appropriate either in response to an express disclosure requirement contained in a provision hereof or as an exception to one or more representations or warranties contained in this Article V), Apple Holdco hereby represents and warrants to Parent and MergerSub as follows:

      5.1 Due Organization, Good Standing and Corporate Power. Apple Holdco is a corporation duly organized, validly existing and in good standing under the laws of the state of Delaware and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted. Each of Apple Holdco's Subsidiaries is a corporation or other entity duly organized, validly existing and in good standing or has equivalent status under the laws of its jurisdiction of incorporation and has all requisite corporate power and authority to own, lease and operate its properties and to conduct its business as now being conducted. Each of Apple Holdco and its Subsidiaries is duly qualified or licensed to do business and is in good standing or has equivalent status in each jurisdiction in which the property owned, leased or operated by it or the nature of the business conducted by it makes such qualification necessary, except in such jurisdictions where the failure to be so qualified or licensed and in good standing or to have equivalent status would not, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect.

      5.2 Authorization and Validity of Agreement. Apple Holdco has the requisite corporate power and authority to execute and deliver this Agreement and to perform its obligations hereunder. The execution and delivery of this Agreement by Apple Holdco, and the consummation by Apple Holdco of the Merger, have been duly authorized and approved by its board of directors and, other than the approval of the stockholders of Apple Holdco, which will be granted in accordance with the terms of the Commitment Agreement, no other corporate action on the part of Apple Holdco is necessary to authorize the execution and delivery of this Agreement or the consummation of the Merger. This Agreement has been and the other Transaction Documents will be when executed and delivered, duly executed and delivered by Apple Holdco to the extent it is a party thereto and is, or will be when executed and delivered, a valid and binding obligation of Apple Holdco enforceable against Apple Holdco in accordance with its terms, except to the extent that its enforceability may be subject to applicable bankruptcy, insolvency, reorganization, moratorium and similar Laws affecting the enforcement of creditors' rights generally and by general equitable principles.

      5.3 Consents and Approvals; No Violations. Assuming (a) the filings required under the HSR Act and any other applicable Antitrust Law are made and the waiting periods thereunder (if applicable) have been terminated or expired,
(b) the applicable requirements of the Securities Act and state securities or "blue sky" laws and the Exchange Act are met, including the filing with the SEC of Proxy Statement, (c) the required notices to the NYSE related to the Transactions are delivered, (d) compliance with applicable foreign competition laws, (e) the approval of the stockholders of Apple Holdco in accordance with the Commitment Agreement and (f) the filing of the Certificate of Merger and other appropriate merger documents, if any, as required by the DGCL, are made, the execution and delivery of this Agreement and the other Transaction Documents by Apple Holdco and the consummation by Apple Holdco of the Transactions, do not and will not (i) violate or conflict with any provision of its certificate of incorporation or bylaws or the comparable governing documents of any of its Subsidiaries, (ii) violate or conflict with any Law or Order applicable to Apple Holdco or any of its Subsidiaries or by which any of their respective properties or assets may be bound, (iii) require any filing with, or Permit, consent or approval of, or the giving of any notice to, any Governmental Entity, or (iv) result in a violation or breach of, conflict with, constitute (with or without due notice or lapse of time or both) a default under, or give rise to any right of termination, cancellation or acceleration of, or result in the creation of any Encumbrance upon any of the properties or assets of Apple Holdco or any of its Subsidiaries under, or give rise to any obligation, right of termination, cancellation, acceleration or increase of any obligation or a loss of a material benefit under, any of the terms, conditions or provisions of any Contract to which Apple Holdco or any of its Subsidiaries is a party, or by which Apple Holdco or any of its Subsidiaries may be bound, excluding in the case of clauses
(iii) and (iv) above, conflicts, violations, breaches, defaults, rights of termination, cancellations, accelerations, increases, losses, creations and impositions of Encumbrances which would not, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect.

      5.4 Information to be Supplied. None of the information supplied in writing by Apple Holdco for inclusion or incorporation by reference in the Proxy Statement or any Additional Filings will, in the case of the Proxy Statement, at the date it is first mailed to Strawberry Stockholders or at the time of the Strawberry Stockholders Meeting or at the time of any amendment or supplement thereof, or, in the case of any Additional Filing, at the date it is first mailed to Strawberry Stockholders or, at the date it is first filed with the SEC or other Governmental Entity, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading. No representation is made by Apple Holdco with respect to statements made or incorporated by reference therein based on information supplied by Parent and/or MergerSub in connection with the preparation of the Proxy Statement or the Additional Filings for inclusion or incorporation by reference therein.

      5.5 Capitalization of Apple Holdco and Apple.

            (a) The authorized capital stock of Apple Holdco consists of 1,000 shares of Apple Holdco Common Stock. As of the Measurement Date, there were 100 shares of Apple Holdco Common Stock issued and outstanding. As of the Measurement Date, no shares of Apple Holdco Common Stock were reserved for issuance. Section 5.5 of the Apple Disclosure Schedule sets forth a true and complete list of each recordholder of Apple Holdco Common Stock as of the Measurement Date and the number of shares of Apple Holdco Common Stock so owned by such Person as of the Measurement Date. All issued and outstanding shares of Apple Holdco Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, except as set forth above, there are no outstanding or authorized options, warrants, rights, calls, commitments, preemptive rights, subscriptions, claims of any character, convertible or exchangeable securities, or other Contracts, contingent or otherwise, relating to Apple Holdco Common Stock or any capital stock or capital stock equivalent or other nominal interest in Apple Holdco or any of its Subsidiaries which relate to Apple Holdco (collectively, "Apple Holdco Equity Interests") pursuant to which Apple Holdco or any of its Subsidiaries is or may become obligated to issue or sell shares of its capital stock or other equity interests or any securities convertible into, or exchangeable for, or evidencing the right to subscribe for, any Apple Holdco Equity Interests. There are no outstanding obligations of Apple Holdco to repurchase, redeem or otherwise acquire any outstanding securities of Apple Holdco or any Apple Holdco Equity Interests. There are no Contracts to which Apple Holdco is a party relating to the issuance, sale, transfer, registration or voting of any equity securities or other securities of Apple Holdco. No bonds, debentures, notes or other indebtedness having the right to vote on any matters on which Apple Holdco Stockholders may vote are issued or outstanding as of the date hereof.

            (b) Apple Holdco has no Subsidiaries other than Apple. Exhibit 21.1 of Apple Annual Report on Form 10-K for the fiscal year ended December 31, 2005 includes all the Subsidiaries of Apple that constitute "significant subsidiaries" as defined in Rule 1-02(w) of Regulation S-X in existence as of the date hereof. All of the issued and outstanding shares of capital stock or other equity ownership interests of each Subsidiary of Apple Holdco are owned by Apple Holdco, directly or indirectly, free and clear of any Encumbrances, and all of such shares or equity ownership interests are duly authorized and validly issued and are fully paid, nonassessable and free of preemptive rights. No such Subsidiary has or is bound by any outstanding or authorized subscriptions, options, rights, preemptive rights, warrants, calls, commitments, claims of any character, convertible or exchangeable securities, or Contracts, contingent or otherwise, of any nature relating to the purchase or issuance of any shares of capital stock or any other security of such Subsidiary or any securities representing the right to purchase or otherwise receive any shares of capital stock or any other security of such Subsidiary. There are no outstanding obligations to repurchase, redeem or otherwise acquire any outstanding securities of any such Subsidiary and there are no Contracts to which any Subsidiary of Apple Holdco is a party relating to the issuance, sale, transfer, registration or voting of any equity securities or other securities of Apple Holdco or any of its Subsidiaries.

            (c) Each subsidiary of Apple Holdco constitutes a Subsidiary of Apple Holdco as defined in this Agreement.

            (d) Apple properly accounted for options to purchase common stock, par value $0.01 per share, of Apple in accordance with GAAP, and no change is expected in respect of any prior Apple Financial Statement relating to expenses for such compensation. There is no pending audit, investigation or inquiry by Apple, or, to the Knowledge of Apple Holdco, any governmental agency with respect to Apple's stock option granting practices or other equity compensation practice).

            (e) The authorized capital stock of Apple consists of 10,000 shares of common stock, $0.01 par value per share. All issued shares have been duly authorized and validly issued, are fully paid and nonassessable and are owned by Apple Holdco free and clear of any Encumbrances (other than as imposed by federal or state securities laws).

      5.6 Absence of Certain Events. Except as required or expressly permitted by this Agreement or as reflected in the Apple Financial Statements filed on or prior to the Measurement Date, since July 1, 2006, Apple Holdco and its Subsidiaries have operated their respective businesses only in the ordinary course of business and there has not occurred any event, occurrence or condition which (i) would have been a breach of Section 6.2 had such Section 6.2 been in effect since July 1, 2006, or (ii) would, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect.

      5.7 Litigation. There are no Actions pending against Apple Holdco or any of its Subsidiaries or, to the Knowledge of Apple Holdco, threatened against Apple Holdco or any of its Subsidiaries (or any of their respective properties, rights or franchises), at law or in equity, or before or by any Governmental Entity, that would, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect, and, to the Knowledge of Apple Holdco, no development has occurred with respect to any pending or threatened Action that, individually or in the aggregate, would reasonably be expected to have an Apple Material Adverse Effect. Neither Apple Holdco nor any of its Subsidiaries are subject to any Orders that, individually or in the aggregate, would reasonably be expected to have an Apple Material Adverse Effect.

      5.8 Title to Properties; Encumbrances. Each of Apple Holdco and its Subsidiaries has good and valid title to, or, in the case of leased properties and assets, valid leasehold interests in, all of its tangible properties and assets, except where the failure to have such good and valid title or valid leasehold interests, as applicable, would not, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect, in each case subject to no Encumbrances, except for (a) Encumbrances consisting of zoning or planning restrictions, easements, permits and other restrictions or limitations on the use of real property or irregularities in title thereto which do not materially detract from the value of, or impair the use of, such property by Apple Holdco or any of its Subsidiaries, (b) Encumbrances for current Taxes, assessments or governmental charges or levies on property not yet due or which are being contested in good faith and for which appropriate reserves in accordance with GAAP have been created, and (c) Encumbrances which would not, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect.

      5.9 Apple SEC Reports; Financial Statements.

            (a) Each of Apple and its Subsidiaries has timely filed with the SEC all registration statements, prospectuses, reports, schedules, forms, proxy statements, certifications and other documents (including exhibits and all other information incorporated by reference therein) required to be filed by Apple between January 1, 2003 and January 23, 2007 (the "Apple SEC Reports"). The Apple SEC Reports (i) were prepared in all material respects in accordance with the requirements of the Securities Act or the Exchange Act and (ii) did not at the time they were filed contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading, except to the extent corrected by a subsequent Apple SEC Report filed with the SEC prior to the date of this Agreement. Neither Apple Holdco nor any of its Subsidiaries is subject to the periodic reporting requirements of the Exchange Act by Law or Contract.

            (b) Each of the consolidated financial statements of Apple (including, in each case, any notes thereto) contained in the Apple SEC Reports, the "Apple Financial Statements") was prepared and the Apple 2006 Financial Statements will be prepared in accordance with GAAP (except as may be indicated in the notes thereto) and presented fairly and will present fairly (when filed after the date of this Agreement) in all material respects the consolidated financial position and consolidated results of operations of Apple and its Subsidiaries as of the respective dates thereof and for the respective periods indicated therein, except as otherwise noted therein and subject, in the case of unaudited statements, to normal year end audit adjustments in amounts that are immaterial in nature and amounts consistent with past experience. The books and records of Apple and its Subsidiaries (i) have been, and are being, maintained in accordance with GAAP and any other applicable legal and accounting requirements, (ii) reflect only actual transactions, (iii) are complete and accurate in all material respects, and (iv) reflect in reasonable detail all material transactions to which Apple and its Subsidiaries are a party.

            (c) The records, systems, controls, data and information of Apple and its Subsidiaries are recorded, stored, maintained and operated under means (including any electronic, mechanical or photographic process, whether computerized or not) that are under the exclusive ownership and direct control of Apple or its Subsidiaries, except for any non exclusive ownership and non direct control that would not have a material adverse effect on the system of internal accounting controls described in the following sentence. Apple and its Subsidiaries have devised and maintain a system of internal controls over financial reporting sufficient to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements in accordance with GAAP. Apple (i) has designed disclosure controls and procedures to ensure that material information relating to Apple, including its consolidated Subsidiaries, is made known to its management by others within those entities and (ii) has disclosed, based on its most recent evaluation prior to the date hereof, to Apple's auditors and the audit committee of Apple's board of directors (A) any significant deficiencies in the design or operation of internal controls which could adversely affect in any material respect Apple's ability to record, process, summarize and report financial data and have identified for Apple's auditors any material weaknesses in internal controls and (B) any fraud, whether or not material, that involves management or other employees who have a significant role in Apple's internal controls. Apple has made available to Parent a summary of each such disclosure made by management to its auditors and audit committee since January 1, 2005.

      5.10 No Undisclosed Liabilities. Except for those liabilities that are reflected or reserved against on the consolidated financial statements of Apple as of and for the period ended September 30, 2006 included in Apple's Form 10 Q for the quarter ended September 30, 2006, including the notes thereto, since such date, neither Apple nor any of its Subsidiaries has incurred any liability of any nature whatsoever (whether absolute, accrued, contingent or otherwise and whether due or to become due and including any off balance sheet financings, loans, indebtedness, make whole or similar liabilities or obligations) whether or not required to be reflected in a consolidated balance sheet of Apple prepared in accordance with GAAP, except for liabilities incurred in the ordinary course of business that would not, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect.

      5.11 Compliance with Law.

            (a) Each of Apple Holdco and its Subsidiaries is, and since January 1, 2005, has been, in compliance with all Laws and Orders applicable to it, except where the failure to so comply would not, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect.

            (b) Each of Apple Holdco and its Subsidiaries holds, to the extent legally required, all Permits that are required for the lawful operation of its business as now conducted, except where the failure to hold any such Permit would not, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect, and there has not occurred any default under any such Permit, except to the extent that such default would not, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect.

      5.12 Insurance. Apple Holdco and its Subsidiaries maintain insurance coverage with reputable insurers in such amounts and covering such risks as are in accordance with normal industry practice for companies engaged in businesses similar to that of Apple Holdco and its Subsidiaries.

      5.13 Regulatory Matters.

            (a) Except for such of the following as would not, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect, there are no facts:

                  (i) which would furnish a substantial basis for the recall, withdrawal or suspension of any products of Apple Holdco or its Subsidiaries by any competent Governmental Entity; or

                  (ii) which would otherwise reasonably be expected to cause Apple Holdco or its Subsidiaries to withdraw, recall or suspend any products of Apple Holdco or its Subsidiaries from the market or to change the marketing classification of any products of Apple Holdco or its Subsidiaries or to terminate or suspend testing of any products of Apple Holdco or its Subsidiaries.

            (b) There are no:

                  (i) products which have been recalled by Apple Holdco or its Subsidiaries (whether voluntarily or otherwise) at any time since January 1, 2003; or

                  (ii) Actions pending, or to the Knowledge of Apple Holdco, contemplated or threatened, and no such Actions have been settled or resolved since January 1, 2004, seeking the recall, suspension or seizure of any products of Apple Holdco or its Subsidiaries.

            (c) Since January 1, 2004, Apple Holdco and each of its Subsidiaries has timely filed or submitted all reports, filings, applications and notifications required by statutes or regulations administered by the U.S. Consumer Products Safety Commission including, without limitation, 15 U.S.C. Sections 2064(b) and 2084) and any other Governmental Entity with respect to the manufacture, distribution and safety of any products manufactured, imported, distributed or sold by Apple Holdco or any of its Subsidiaries. Each such report, filing, application and notification complied, at the time of such filing or submission, in all material respects, with the requirements for such report, filing, application and notification, and has been supplemented to the extent required by applicable law or regulation.

      5.14 Broker's or Finder's Fee. Except for Lazard Freres & Co. LLC, no Person acting on behalf of Apple Holdco or any of its Subsidiaries is, or will be, entitled to any investment banking, broker's, finder's or similar fee for which Parent, MergerSub, Apple Holdco, Apple or any of their respective Affiliates or the Surviving Corporation after the Effective Time could have any liabilities in connection with this Agreement or any of the Transactions.

      5.15 Taxes, Tax Returns, Tax Treatment.

            (a) Apple Holdco and each of its subsidiaries has duly filed all Tax Returns required to be filed by it on or prior to the date of this Agreement (all such returns being accurate and complete in all material respects) and has duly paid or made provision for the payment of all Taxes that have been incurred or are due or claimed to be due from it by federal, state, foreign or local Tax Authorities other than (i) Taxes that (a) are not yet delinquent or (b) are being contested in good faith, have not been finally determined and have been adequately reserved against or (ii) Tax Returns or Taxes as to which the failure to file, pay or make provision for would not, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect. The period (including any extensions) within which the IRS may assess federal income Taxes against Apple Holdco and its subsidiaries has closed with respect to all taxable years through and including the fiscal year ended December 31, 1998 and any liability with respect thereto has been satisfied. There are no disputes pending, or claims asserted, for Taxes or assessments upon Apple Holdco or any of its subsidiaries for which Apple Holdco does not have adequate reserves that would, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect. Neither Apple Holdco nor any of its Subsidiaries joins or has joined in the filing of any affiliated, aggregate, consolidated, combined or unitary federal, state, local and foreign Tax Return other than consolidated Tax Returns for the affiliated group of its corporations of which Apple Holdco is the common parent, and neither Apple Holdco nor any of its Subsidiaries is a party to any agreement providing for the allocation of sharing of Taxes with any person that is not a member of such affiliated group. Neither Apple Holdco nor any of its subsidiaries is a party to or is bound by any Tax sharing, allocation or indemnification agreement or arrangement (other than such an agreement or arrangement exclusively between or among Apple Holdco and its subsidiaries). Within the past two years, neither Apple Holdco nor any of its subsidiaries has been a "distributing corporation" or a "controlled corporation" in a distribution intended to qualify under Section 355(a) of the Code. No disallowance of a deduction under Sections 162(m) or 280G of the Code for employee remuneration of any amount paid or payable by Apple Holdco or any of its subsidiaries under any contract, plan, program or arrangement or understanding would, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect. Apple Holdco and its subsidiaries have complied with the requirements of Code Section 409A (and its related reporting and withholding requirements), for all amounts paid or payable under any contract, plan, program or arrangement or understanding except where such failure to comply would not, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect.

      5.16 Employee Benefit Matters.

            (a) Section 5.16 of the Apple Disclosure Schedule sets forth a true and complete list of each benefit or compensation plan, arrangement or agreement, and any bonus, incentive, deferred compensation, vacation, stock purchase, stock option, severance, employment, change of control or fringe benefit plan, program or agreement, whether written or oral, that is maintained, or contributed to, for the benefit of current or former officers, directors, Contingent Workers or employees of Apple Holdco and its

Subsidiaries, with respect to which Apple Holdco or its Subsidiaries may, directly or indirectly, have any liability (whether contingent or otherwise), as of the date of this Agreement or as of the Closing Date, including all material plans of any Apple ERISA Affiliate that are subject to Title IV of ERISA (the "Apple Benefit Plans"). For purposes of this Agreement, (i) an "Apple ERISA Affiliate" is any trade or business, whether or not incorporated, all of which together with Apple Holdco would be deemed a "single employer" within the meaning of Section 4001(a) or (b) of ERISA or Section 414 of the Code and (ii) an "Apple Foreign Plan" means any Apple Benefit Plan that is maintained outside of the United States (and each such Apple Foreign Plan is separately identified on Section 5.16(a) of the Apple Disclosure Schedule).

            (b) Except with respect to clauses (i), (iii), (v), (vii), (ix),
(x), and (xi) below (as would not, either individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect) (i) each of the Apple Benefit Plans has been operated and administered in compliance in all material respects with its terms and applicable Laws, including ERISA and the Code, (ii) each of the Apple Benefit Plans intended to be "qualified" within the meaning of Section 401(a) of the Code has received or timely filed for a favorable determination letter from the IRS with respect to all changes in applicable Law for which certain qualified plans were required to be amended, and there are no existing circumstances or any events that have occurred that will adversely affect the qualified status of any such Apple Benefit Plan, (iii) no Apple Benefit Plan is a "defined benefit plan" as defined in Section 3(35) of ERISA, (iv) no Apple Benefit Plan provides benefits coverage, including death or medical benefits coverage (whether or not insured), with respect to current or former officers, employees, Contingent Workers or directors of Apple Holdco or its Subsidiaries beyond their retirement or other termination of service, other than (A) coverage mandated by applicable Law, (B) death benefits or retirement benefits under any "employee pension plan" (as such term is defined in Section 3(2) of ERISA), (C) benefits the full cost of which is borne by the current or former employee, consultant, leased employee or director (or his beneficiary) or
(D) coverage through the last day of the calendar month in which retirement or other termination of service occurs, (v) no Apple Benefit Plan is or was a "multiemployer pension plan" (as such term is defined in Section 3(37) of ERISA) or a "multiple employer plan" (as such term is defined Section 210(a) of ERISA or Section 413(c) of the Code), (vi) none of Apple Holdco or its Subsidiaries or, to the Knowledge of Apple Holdco, any other person, including any fiduciary, has engaged in a transaction in connection with which Apple Holdco, its Subsidiaries or any Apple Benefit Plan would reasonably be expected to be subject to either a material civil penalty assessed pursuant to Section 409 or 502(i) of ERISA or a material Tax imposed pursuant to Section 4975 or 4976 of the Code, (vii) to the Knowledge of Apple Holdco, (A) there are no pending, threatened or anticipated claims (other than routine claims for benefits) by, on behalf of or against any of the Apple Benefit Plans or any trusts or other funding vehicles related thereto and (B) no administrative investigation, audit or proceeding is pending or in progress with respect to the Apple Benefit Plans,
(viii) all contributions or other amounts payable by Apple Holdco or its Subsidiaries as of the Effective Time with respect to each Apple Benefit Plan in respect of current or former plan years have been paid or accrued in accordance with GAAP and Section 412 of the Code and, other than transfers incident to an incentive stock option plan within the meaning of Section 422 of the Code or as restricted under Section 162(m) of the Code, have been or are fully deductible under the Code, (ix) with respect to any insurance policy providing funding for benefits under any Apple Benefit Plan, (A) there is no liability of Apple Holdco or its Subsidiaries, in the nature of a retroactive rate adjustment, loss sharing arrangement or other actual or contingent liability, nor would there be any such liability if such insurance policy was terminated at or after the Closing Date and (B) no insurance company issuing any such policy is in receivership, conservatorship, liquidation or similar proceeding and, to the Knowledge of Apple Holdco, no such proceedings with respect to any insurer are imminent, (x) Apple Holdco and its Subsidiaries have reserved all rights necessary to amend or terminate each of the Apple Benefit Plans, without the consent of any other Person, and (xi) no Apple Benefit Plan provides benefits to any individual who is not a current or former employee of Apple Holdco or its Subsidiaries, or the dependents or other beneficiaries of any such current or former employee.

            (c) In addition to the representation contained in Subsection (b) above (if applicable), except as would not, either individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect, (i) each Apple Foreign Plan complies with all applicable Laws (including, without limitation, applicable Laws regarding the funding, form and operation of the Apple Foreign Plan); (ii) the Apple Financial Statements accurately reflect the Apple Foreign Plan liabilities and accruals for contributions required to be paid to the Apple Foreign Plans, in accordance with GAAP, (iii) there have not occurred, nor are there continuing any transactions or breaches of fiduciary duty under applicable Law, and (iv) no administrative investigation, audit or other proceeding by any Governmental Authority is pending or in progress or, to the Knowledge of Apple Holdco and its Subsidiaries, threatened, with respect to any Apple Foreign Plan.

            (d) Neither the execution and delivery of this Agreement nor the consummation of the Transactions will (either alone or in conjunction with any other event) (i) result in any payment (including severance, unemployment compensation, "excess parachute payment" (within the meaning of Section 280G of the Code), forgiveness of indebtedness or otherwise) becoming due to any director, consultant, employee or former employee of Apple Holdco or any of its Subsidiaries from Apple Holdco or any of its Subsidiaries under any Apple Benefit Plan or otherwise, (ii) increase any benefits otherwise payable under any Apple Benefit Plan or otherwise, or (iii) result in any acceleration of the time of funding, payment or vesting of any such benefits.

            (e) Except as would not reasonably be expected to have an Apple Material Adverse Effect, with respect to Contingent Workers who are located within the United States, (i) all Persons so classified satisfy and have at all times satisfied in all material respects the requirements of applicable Law to be so classified, (ii) Apple Holdco and its Subsidiaries have fully and accurately reported such persons' compensation on IRS Form 1099 when required to do so, (iii) neither Apple Holdco or its Subsidiaries has or had any obligations to provide benefits with respect to such persons under any Apple Benefit Plan or otherwise and (iv) Apple Holdco and its Subsidiaries have no material liability with respect to the misclassification of any Contingent Workers.

      5.17 Intellectual Property. Section 5.17 of the Apple Disclosure Schedule identifies (i) all applied for and registered trademarks and service marks, trade names, domain names, registered copyrights, pending and issued patents owned, used or licensed by or to Apple Holdco or any of its Subsidiaries that are material to the conduct of the business of Apple Holdco and its Subsidiaries, and (ii) all agreements and licenses relating to trademarks, technology, know how or processes that Apple Holdco or its Subsidiaries is licensed or authorized to use, or which it licenses or authorizes others to use, that is material to the conduct of the business of Apple Holdco and its Subsidiaries (collectively, the "Apple Intellectual Property"). Apple Holdco and its Subsidiaries own and possess all rights, title and interest in and to, or as of the Closing, will own and possess all rights, title and interest in and to, free and clear of all Encumbrances, all of the Apple Intellectual Property and, as of the Closing, all of the Apple Intellectual Property will be in the name of Apple Holdco or its Subsidiaries. Apple Holdco and its Subsidiaries own or have the right to use the Apple Intellectual Property without infringing or violating the rights of any third parties, except where such infringement or violation would not, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect. No consent of any third party will be required for the use by the Surviving Corporation or its Subsidiaries of the Apple Intellectual Property after the Effective Time. There are no Actions pending or claims asserted in writing by any Person against Apple Holdco or any of its Subsidiaries regarding the ownership of or the right to use any Apple Intellectual Property or challenging the rights of Apple Holdco or any of its Subsidiaries with respect to any of the Apple Intellectual Property which would, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect. To the Knowledge of Apple Holdco as of the date hereof, there is no infringement or misappropriation of the Apple Intellectual Property by any Person.

      5.18 Environmental Liability. Except for such of the following as would not, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect, (i) the operations of Apple Holdco and its Subsidiaries are and have been in compliance with all applicable Environmental Laws, (ii) each of Apple Holdco and its Subsidiaries possess and maintains in effect all environmental permits, licenses, authorizations and approvals required under Environmental Law with respect to the properties and business of Apple Holdco and its Subsidiaries, (iii) to the Knowledge of Apple Holdco, there has been no release of any Hazardous Materials which would reasonably be expected to result in liability to Apple Holdco or any of its Subsidiaries, (iv) there are no legal, administrative or arbitral bodies seeking to impose, nor are there Actions of any nature reasonably likely to result in the imposition of, on Apple Holdco or any of its Subsidiaries, any liability or obligation arising under common law relating to the Environment or under any Environmental Law, nor are there any such liabilities or obligations pending or, to the Knowledge of Apple Holdco, threatened against Apple Holdco or its Subsidiaries and (v) neither Apple Holdco nor any of its Subsidiaries is subject to any Order by or with any Governmental Entity or third party imposing any liability or obligation with respect to the foregoing. To the Knowledge of Apple Holdco, as of the date of this Agreement, the Apple Financial Statements contain an adequate reserve as determined in accordance with GAAP for Environmental liabilities and obligations.

      5.19 Material Contracts. Neither Apple Holdco nor any of its Subsidiaries is a party to or bound by (a) any "material contract" as defined in Item 601(b)(10) of Regulation S K promulgated by the SEC or any Contract that would be such a "material contract" but for the exception for Contracts entered into in the ordinary course of business or (b) any non competition or other Contract that materially limits or will materially limit Apple Holdco or any of its Subsidiaries from engaging in the business currently conducted by it. Each of the "material contracts" (as defined above) of Apple Holdco and its Subsidiaries is valid and in full force and effect and neither Apple Holdco nor any of its Subsidiaries has violated any provisions of, or committed or failed to perform any act that, with or without notice, lapse of time, or both, would constitute a default under the provisions of any such "material contract." To Apple Holdco's Knowledge, the other party to any "material contract" described in this Section
5.19 is not in material breach of or default under such "material contract."

      5.20 Labor Relations.

            (a) As of the date of this Agreement and during the preceding three
(3) years, (i) none of Apple Holdco, its Subsidiaries or any of their controlled Affiliates or Apple ERISA Affiliates are a party to any collective bargaining agreement, works council or workers' association or similar arrangements, (ii) except as would not, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect, no labor organization or group of employees of Apple Holdco or any of its Subsidiaries has made a pending demand for recognition or certification, and there are no representation or certification proceedings or petitions seeking a representation proceeding presently pending or, to the Knowledge of Apple Holdco, threatened to be brought or filed, with the National Labor Relations Board or any other domestic or foreign labor relations tribunal or authority, (iii) there are no organizing activities, strikes, work stoppages, slowdowns, lockouts, arbitrations or grievances, or other labor disputes pending or, to the Knowledge of Apple Holdco, threatened against or involving any of Apple Holdco or its Subsidiaries, and (iv) to the Knowledge of Apple Holdco, Apple Holdco and its Subsidiaries are in compliance with their obligations pursuant to the Workers Adjustment and Retraining Notification Act.

            (b) To the Knowledge of Apple Holdco, Apple Holdco and its Subsidiaries are in material compliance with all applicable Laws, governmental orders, agreements, contracts and policies relating to the employment of their employees, including, without limitation, all such Laws relating to wages, overtime, terms and conditions of employment, discrimination, immigration, disability, workers' compensation, the collection and payment of withholding and/or social contribution taxes and similar Taxes, except where noncompliance would not reasonably be expected, individually or in the aggregate, to have an Apple Material Adverse Effect.

      5.21 State Takeover Laws. The board of directors of Apple Holdco has taken all necessary action to ensure that the restrictions on business combinations contained in Section 203 of the DGCL will not apply to this Agreement. No applicable "takeover" or "interested stockholder" Law is applicable to this Agreement and the Transactions.

      5.22 Voting Requirements; Approval; Board Approval.

            (a) Except for the adoption of this Agreement by the affirmative vote of the holders of a majority of the outstanding shares of Apple Holdco Common Stock entitled to vote, no other vote of the holders of Apple Holdco Common Stock is necessary to approve and consummate the Transactions.

            (b) The board of directors of Apple Holdco has, by a unanimous consent, (i) determined that the Merger is advisable and in the best interest of Apple Holdco and the Apple Holdco Stockholders, (ii) adopted this Agreement,
(iii) resolved to recommend that the Apple Holdco Stockholders vote in favor of adopting this Agreement, and (iv) directed that this Agreement and the Merger be submitted to the Apple Holdco Stockholders for approval by such stockholders.

      5.23 Transactions with Related Parties. Apple Holdco is not a party to any transaction or proposed transaction, with its directors, officers or employees, or any other Person who is an Affiliate of Apple Holdco (other than the Persons listed in Section 5.23 of the Apple Disclosure Schedule). Neither Apple Holdco nor any of its Subsidiaries owns or has any ownership interest in any Person (other than Parent) which is in competition with Apple Holdco or which is engaged in a related or similar business to the business conducted by Apple Holdco and none of such Persons has entered into any Contract or understanding in effect on or after the date hereof contemplating such ownership or ownership interest.

      5.24 Customers.

            (a) Between January 1, 2005 and the date hereof, no material customer or group of customers (whether or not related) of Apple or any of its Subsidiaries has canceled or otherwise terminated its Contract or relationship with Apple or any of its Subsidiaries or has at any time decreased significantly its purchases of products from Apple and, to the Knowledge of Apple Holdco, there has been no material adverse change in the business relationship of Apple or any of its Subsidiaries with any of their material customers or group of customers. To the Knowledge of Apple Holdco, no such customer or group of customers intends to cancel or otherwise terminate its relationship with Apple or any of its Subsidiaries or to decrease significantly its purchases of the products from Apple or its Subsidiaries, except for such of the foregoing arising after the date hereof as would not, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect.

            (b) To the Knowledge of Apple Holdco, there is no dispute with any material customer or group of customers (whether or not related) or delays or other problem in connection with any products sold or services rendered by Apple or any of its Subsidiaries to any material customer or group of customers that have given rise or could reasonably be expected to give rise to a liability or the need to provide additional products or services for the customer or group of customers involved, in each case that would, individually or in the aggregate, reasonably be expected to have an Apple Material Adverse Effect.

      5.25 Apple Holdco. Apple Holdco was formed solely for the purpose of engaging in the transactions contemplated by the Agreement of Plan and Merger, dated October 19, 2006, by and among Apple Holdco, APN Mergersub, Inc. a Florida corporation, and Apple (as amended, the "Apple Merger Agreement") and has not engaged, and will not engage, in any business activities or conducted, and will not conduct, any operations other than in connection with the Transactions, this Agreement, the transactions contemplated by the Apple Merger Agreement, the Apple Merger Agreement, the Financing, the Alternative Financing and the transactions contemplated by the Financing Commitments, except for such of the foregoing as would not, individually or in the aggregate, reasonably be expected to have a Apple Material Adverse Effect.

                                  VI. COVENANTS

      6.1 Covenants of Parent. During the period from the date of this Agreement and continuing until the Effective Time, Parent agrees as to itself and its Subsidiaries that (except for the Merger, as required or otherwise expressly contemplated or permitted by this Agreement or Section 6.1 (including its subsections) of the Strawberry Disclosure Schedule, as required by a Governmental Entity or to the extent that Apple Holdco otherwise consents in writing in its sole discretion):

            (a) Ordinary Course. Parent will, and will cause each of its Subsidiaries to, carry on their respective businesses in the ordinary course, in substantially the same manner as heretofore conducted and use commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their current officers and other key employees and preserve their relationships with customers, suppliers and others having business dealings with them, except that no action by Parent or its Subsidiaries with respect to matters specifically addressed by any other provision of this
Section 6.1 will be deemed a breach of this Section 6.1(a) unless such action would constitute a breach of one or more of such other provisions. Without limiting the generality or effect of the foregoing, other than in connection with acquisitions permitted by Section 6.1(e) or investments permitted by
Section 6.1(g), Parent will not, and will cause its Subsidiaries not to, (i) enter into any new material line of business, (ii) enter into any Contract with a supplier, distributor or customer representative that involves the purchase, distribution or sale of goods or services with a term extending more than one year that is not terminable by Parent or any of its Subsidiaries upon less than 30 days prior written notice, (iii) enter into any Contract with respect to the licensing of any Strawberry Intellectual Property with a term extending more than one year that is not terminable by Parent or any of its Subsidiaries without penalty or premium upon less than 30 days prior written notice, or (iv) incur or commit to any capital expenditures or any obligations or liabilities in connection with any capital expenditures other than capital expenditures and obligations or liabilities in connection therewith incurred or committed to in the ordinary course of business consistent with past practice.

            (b) Dividends; Changes in Share Capital. Parent will not, and will cause its foreign Subsidiaries not to, declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock. Except to the extent required to comply with its obligations hereunder and as set forth in Section 6.1(b) of the Strawberry Disclosure Schedule, Parent will not, and will cause its Subsidiaries not to (i) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (ii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock, except upon the exercise of Strawberry Options pursuant to the terms of the Strawberry Option Plans.

            (c) Issuance of Securities. Except as set forth in Section 6.1(c) of the Strawberry Disclosure Schedule for Strawberry Common Stock to be issued in connection with the Merger, Parent will not, and will cause its Subsidiaries not to, offer, issue, deliver, sell, pledge or otherwise Encumber, or authorize or propose the offering, issuance, delivery, sale, pledge or Encumbrance of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing, except upon the exercise of Strawberry Options pursuant to the terms of the Strawberry Option Plans.

            (d) Governing Documents. Except to the extent required to comply with its obligations hereunder or with applicable Laws, Parent will not amend or propose to amend its certificate of incorporation, bylaws or other governing documents and will not, and will cause each of its Subsidiaries not to, amend its certificate of incorporation, bylaws or other governing documents.

            (e) No Acquisitions. Parent will not, and will cause its Subsidiaries not to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability entity, joint venture, association or other business organization or division thereof or otherwise acquire or agree to acquire any material assets (excluding the acquisition of assets in the ordinary course of business consistent with past practice); provided, however, that the foregoing restrictions will not prohibit (i) internal reorganizations or consolidations involving Subsidiaries of Parent in existence on the date of this Agreement or
(ii) the creation of new direct or indirect wholly owned Subsidiaries of Parent organized to conduct or continue activities otherwise permitted by this Agreement.

            (f) No Dispositions. Other than (i) internal reorganizations or consolidations involving existing Subsidiaries of Parent or (ii) as may be required by or in conformance with applicable Laws in order to permit or facilitate the consummation of the Transactions, Parent will not, and will cause its Subsidiaries not to, sell, lease, license or otherwise Encumber or subject to any Encumbrance or otherwise dispose of, or agree to sell, lease, license or otherwise Encumber or subject to any Encumbrance or otherwise dispose of, any assets (including capital stock of any Subsidiary of Parent, but excluding inventory and obsolete equipment in the ordinary course of business consistent with past practice).

            (g) Investments; Indebtedness. Parent will not, and will cause its Subsidiaries not to, (i) make any loans, advances or capital contributions to, or investments in, any other Person, other than (A) investments by Parent or any of its Subsidiaries to or in Parent or any other wholly owned Subsidiary of Parent, or (B) pursuant to any Contract or other legal obligation of Parent as in effect on the date of this Agreement, or (C) employee loans or advances for travel, business, relocation or other reimbursable expenses made in the ordinary course of business; or (ii) create, incur, assume or suffer to exist any indebtedness, issuances of debt securities, guarantees, loans or advances not in existence as of the date of this Agreement other than (A) in the ordinary course of business pursuant to its existing revolving credit facility or (B) for trade payables incurred in the ordinary course of business or as otherwise permitted by this Section 6.1(g).

            (h) Strawberry NYSE Listing. Parent will use its commercially reasonable efforts to maintain the listing of Strawberry Common Stock on the NYSE and to continue to satisfy any and all requirements in the NYSE Compliance Plan and any and all listing qualifications and criteria related thereto (other than those listing qualifications and criteria expressly waived by the NYSE in the NYSE Compliance Plan during periods that such listing qualifications and criteria have been waived).

            (i) Compensation. Except (i) as required by applicable Laws or Contract in effect on the date hereof that relates to Parent or any of its Subsidiaries or any of their employees or (ii) as required under this Agreement, Parent will not, and will cause its Subsidiaries not to, increase the amount of compensation or employee benefits of any employee, consultant or director of Parent or any of its Subsidiaries, pay any severance, pension, retirement, savings or profit sharing allowance to any employee, consultant or director that is not required by any existing plan or agreement, enter into any Contract with any employee, consultant or director regarding his or her employment or service, compensation or benefits, increase or commit to increase any benefits for employees, consultants or directors, adopt or amend or make any commitment to adopt or amend, other than amendments required by Law, any Strawberry Benefit Plan or make any contribution, other than regularly scheduled contributions, to any Strawberry Benefit Plan for the benefit of any Person. Parent will not accelerate the vesting of, or the lapsing of restrictions with respect to, any stock options or other equity based compensation, except as may be required by any plan or agreement presently in effect pursuant to which such stock options or other equity based compensation were granted, any applicable Laws or in accordance with this Agreement and as such shall be set forth on Section 6.1(i) of the Strawberry Disclosure Schedule.

            (j) Accounting Methods; Income Tax Elections. Except as reflected in the Strawberry Financial Statements filed on or prior to the Measurement Date, as required by a Governmental Entity or as required by changes in GAAP as concurred in by Parent's independent public accountants, Parent will not make, and Parent will cause its Subsidiaries not to make, any material change in method of accounting in effect as of the date of this Agreement. Parent will not, and will not permit any of its Subsidiaries to, (i) change its fiscal year or (ii) make any material Tax election or settle or compromise any material income Tax liability with respect to matters that will be a liability of Parent or any of its Subsidiaries after the Merger, other than in the ordinary course of business consistent with past practice.

            (k) Certain Agreements and Arrangements. Parent will not, and will cause its Subsidiaries not to, enter into any Contract that will limit or otherwise restrict, after the Effective Time, Parent or any of its Subsidiaries, or any of their respective Affiliates or any successor thereto, from engaging or competing in any line of business in any geographic area or by any means, which Contracts, individually or in the aggregate, would reasonably be expected to have a material adverse effect on the business, financial condition or results of operations of Parent and its Subsidiaries, taken as a whole, following the Merger.

            (l) Actions Regarding Strawberry Benefit Plans. Parent will, effective at (or, at the election of Parent, immediately prior to), the Effective Time, take or cause to be taken with respect to the Strawberry Benefit Plans the actions set forth in Section 6.1(l) of the Strawberry Disclosure Schedule.

            (m) Actions Regarding Anti Takeover Statutes. If the provisions of any potentially applicable anti takeover or similar statute is or becomes applicable to the Transactions or Apple Holdco or its Affiliates, Parent and its board of directors shall grant such approvals and take such other actions to the extent permitted by applicable Law as may be required so that the Transactions may be consummated as promptly as practicable on the terms and conditions set forth in this Agreement.

            (n) No Related Actions. Parent will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing actions that are prohibited or restricted by this Section 6.1.

      6.2 Covenants of Apple Holdco. During the period from the date of this Agreement and continuing until the Effective Time, Apple Holdco agrees as to itself and its Subsidiaries that (except for the Merger, as required or otherwise expressly contemplated or permitted by this Agreement or Section 6.2 (including its subsections) of the Apple Disclosure Schedule, as required by a Governmental Entity or to the extent that Parent otherwise consents in writing in its sole discretion):

            (a) Ordinary Course. Apple Holdco will, and will cause each of its Subsidiaries to, carry on their respective businesses in the ordinary course, in substantially the same manner as heretofore conducted and use commercially reasonable efforts to preserve intact their present business organizations, keep available the services of their current officers and other key employees and preserve their relationships with customers, suppliers and others having business dealings with them, except that no action by Apple Holdco or its Subsidiaries with respect to matters specifically addressed by any other provision of this Section 6.2 will be deemed a breach of this Section 6.2(a) unless such action would constitute a breach of one or more of such other provisions.

            (b) Dividends; Changes in Share Capital. Apple Holdco will not, and will cause its foreign Subsidiaries not to, declare or pay any dividends on or make other distributions (whether in cash, stock or property) in respect of any of its capital stock. Except as set forth in Section 6.2(b) of the Apple Disclosure Schedule, Apple Holdco will not, and will cause its Subsidiaries not to (i) split, combine or reclassify any of its capital stock or issue or authorize or propose the issuance of any other securities in respect of, in lieu of or in substitution for, shares of its capital stock, or (ii) repurchase, redeem or otherwise acquire any shares of its capital stock or any securities convertible into or exercisable for any shares of its capital stock.

            (c) Issuance of Securities. Apple Holdco will not, and will cause its Subsidiaries not to, offer, issue, deliver, sell, pledge or otherwise Encumber, or authorize or propose the offering, issuance, delivery, sale, pledge or Encumbrance of, any shares of its capital stock of any class or any securities convertible into or exercisable for, or any rights, warrants, calls or options to acquire, any such shares, or enter into any commitment, arrangement, undertaking or agreement with respect to any of the foregoing.

            (d) Governing Documents. Except to the extent required to comply with its obligations hereunder or with applicable Laws, Apple Holdco will not amend or propose to amend its certificate of incorporation, bylaws or other governing documents and will not, and will cause each of its Subsidiaries not to, amend its certificate of incorporation, bylaws or other governing documents.

            (e) No Acquisitions. Apple Holdco will not, and will cause its Subsidiaries not to, acquire or agree to acquire by merger or consolidation, or by purchasing a substantial equity interest in or a substantial portion of the assets of, or by any other manner, any business or any corporation, partnership, limited liability entity, joint venture, association or other business organization or division thereof or otherwise acquire or agree to acquire any material assets (excluding the acquisition of assets in the ordinary course of business consistent with past practice); provided, however, that the foregoing restrictions will not prohibit (i) internal reorganizations or consolidations involving Subsidiaries of Apple Holdco in existence on the date of this Agreement or (ii) the creation of new direct or indirect wholly owned Subsidiaries of Apple Holdco organized to conduct or continue activities otherwise permitted by this Agreement.

            (f) Actions Regarding Anti Takeover Statutes. If the provisions of any potentially applicable anti takeover or similar statute is or becomes applicable to the Transactions or Parent, MergerSub or their Affiliates, Apple Holdco and its board of directors shall grant such approvals and take such other actions to the extent permitted by applicable Law as may be required so that the Transactions may be consummated as promptly as practicable on the terms and conditions set forth in this Agreement.

            (g) No Related Actions. Apple Holdco will not, and will not permit any of its Subsidiaries to, agree or commit to do any of the foregoing actions that are prohibited or restricted by this Section 6.2.

      6.3 Antitrust Clearance.

            (a) Each of Parent, MergerSub and Apple Holdco shall comply fully with all applicable notification, reporting and other requirements under any Antitrust Laws. Parent and Apple Holdco have prepared and filed the Notification and Report Form pursuant to the HSR Act and the waiting period under the HSR Act terminated on January 11, 2007. Within 10 Business Days after the date of this Agreement, or any shorter period as required by applicable Antitrust Law, each of Parent and Apple Holdco shall, and shall cause their respective Subsidiaries to, file any other required notifications with the appropriate Governmental Entities, in each case pursuant to and in compliance with the respective Antitrust Laws. Parent and Apple Holdco shall, and shall cause their respective Subsidiaries to, as soon as practicable file any additional information reasonably requested by any Governmental Entity in respect of the Merger. If Parent or Apple Holdco (or any of their respective Affiliates) receives a request for additional information from any such Governmental Entity that is related to the transactions contemplated by this Agreement, then such party will endeavor in good faith to make, or cause to be made, as soon as reasonably practicable and after consultation with the other party, an appropriate response to such request.

            (b) Upon and subject to the terms of this Section 6.3, Parent and Apple Holdco shall, and shall cause their respective Subsidiaries to: (i) use their reasonable best efforts to obtain prompt termination of any requisite waiting period under any applicable Antitrust Law; (ii) cooperate and consult with each other in connection with the making of all filings, notifications and any other material actions pursuant to this Section 6.3, including subject to applicable Antitrust Law, by permitting counsel for the other party to review in advance, and consider in good faith the views of the other party in connection with, any proposed written communication to any Governmental Entity and by providing counsel for the other party with copies of all filings and submissions made by such party and all correspondence between such party (and its advisors) with any Governmental Entity and any other information supplied by such party and such party's Affiliates to a Governmental Entity or received from such a Governmental Entity in connection with the transactions contemplated by this Agreement, provided, however, that materials may be redacted before being provided to the other party (A) to remove references concerning the valuation of Parent, Apple Holdco, or any of their Subsidiaries, (B) as necessary to comply with contractual arrangements, and (C) as necessary to address reasonable privilege or confidentiality concerns; (iii) furnish to the other parties such information and assistance as such parties reasonably may request in connection with the preparation of any submissions to, or agency proceedings by, any Governmental Entity; and (iv) promptly inform the other party of any communications with, and inquiries or requests for information from, such Governmental Entities in connection with the transactions contemplated by the Agreement. In furtherance and not in limitation of the covenants of the parties contained in Section 6.3(a) and this Section 6.3(b), each of Parent and Apple Holdco agrees to cooperate and use its reasonable best efforts to assist in any defense by the other party hereto of the transactions contemplated by this Agreement before any Governmental Entity reviewing the transactions contemplated by this Agreement, including by providing (as promptly as practicable) such information as may be requested by such Governmental Entity or such assistance as may be reasonably requested by the other party hereto in such defense.

            (c) If any objections are asserted by any Governmental Entity with respect to the transactions contemplated hereby, or if any Action is instituted by any Governmental Entity challenging any of the transactions contemplated hereby as violative of any applicable Antitrust Law or an Order is issued enjoining the Merger under any applicable Antitrust Law, each of Parent and Apple Holdco shall, subject to the provisions of this Section 6.3, use its reasonable best efforts to resolve any such objections or challenge as such Governmental Entity may have to such transactions under such Law or to have such Order vacated, reversed or otherwise removed in accordance with applicable legal procedures with the goal of enabling the transactions contemplated by this Agreement to be consummated by the Outside Date. Parent and Apple Holdco shall, and shall cause their respective Subsidiaries to, subject to the provision of this Section 6.3, use their respective reasonable best efforts to seek to lift, reverse or remove any temporary restraining order, preliminary or permanent injunction or other order or decree that would prohibit, prevent or restrict consummation of the transactions contemplated by this Agreement.

            (d) Notwithstanding anything to the contrary contained in this Agreement, in no event will Parent, MergerSub or Apple Holdco be required to take any action or accept any condition, restriction, obligation or requirement with respect to Parent, Apple Holdco, their respective Subsidiaries or their and their respective Subsidiaries' assets if such action, condition, restriction, obligation or requirements (i) would reasonably be expected to require Parent, Apple Holdco or their respective Subsidiaries to sell, license, transfer, assign, lease, dispose of or hold separate any material business or assets, (ii) would reasonably be expected to result in any material limitations on Parent, Apple Holdco or their respective Subsidiaries to own, retain, conduct or operate all or a material portion of their respective businesses or assets or (iii) would bind Parent, Apple Holdco or any of their Subsidiaries to take an action irrespective of whether the Closing occurs.

      6.4 Efforts to Close.

            (a) (i) Subject to Sections 6.3(d) and 6.14, each of Parent and MergerSub on the one hand, and Apple Holdco on the other, will use its reasonable best efforts to cause all of the conditions, as specified in Article VII, to the obligations of the other party to consummate the Transactions to be met as soon as practicable after the date of this Agreement, (ii) each of Parent and MergerSub will not, and Parent will cause its Subsidiaries to not, take or cause to be taken any action that would reasonably be expected to have, with respect to actions of Parent or MergerSub, a Strawberry Material Adverse Effect and (iii) Apple Holdco will not, and will cause its Subsidiaries not to, take or cause to be taken any action that would reasonably be expected to have, with respect to actions of Apple Holdco or its Subsidiaries, an Apple Material Adverse Effect.

            (b) Subject to Sections 6.3(d) and 6.14, each of Parent, MergerSub and Apple Holdco and their respective Subsidiaries will use its reasonable best efforts to obtain, as soon as practicable, the Authorizations and third party consents that may be or become necessary for the performance of its respective obligations under this Agreement and the consummation of the Transactions and will cooperate fully with each other in promptly seeking to obtain such Authorizations and third party consents, except that no such party hereto will be required to make any material expenditures in connection with its obligations under this Section 6.4, except as required by Section 6.3.

      6.5 Confidentiality. Prior to the Effective Time, each of Parent, MergerSub and Apple Holdco will, and will cause each of their respective Subsidiaries, if any, and controlling Affiliates, to comply with, all of their respective obligations under the Confidentiality Agreements with respect to any information obtained by any such Person in connection with this Agreement and the Transactions.

      6.6 Access.

            (a) From the date hereof to the Effective Time, as applicable, (i) each of Parent, on the one hand, and Apple Holdco on the other, will allow all designated officers, attorneys, accountants, and other representatives of Apple Holdco and Parent, as the case may be, and (ii) Parent will allow the financing sources of Apple Holdco, access at reasonable times upon reasonable notice and in a manner as will not adversely impact the conduct of the business of Apple Holdco, Parent, MergerSub or any of their respective Subsidiaries, to the personnel, records, files, correspondence, audits and properties, as well as to all information relating to commitments, contracts, titles and financial position, or otherwise pertaining to the business and affairs, of Parent and Apple Holdco, as the case may be, including inspection of such properties.

            (b) No investigation pursuant to this Section 6.6 will affect any representation or warranty given by any party hereunder, and, notwithstanding the provision of information or investigation by any party, no party will be deemed to make any representation or warranty except as expressly set forth in this Agreement. Notwithstanding the foregoing, no party will be required to provide any information which it reasonably believes it may not provide to the other party by reason of applicable Law, which such party reasonably believes constitutes information protected by attorney/client privilege or the attorney work product doctrine or which it is required to keep confidential by reason of Contracts with third parties. The parties hereto will make reasonable and appropriate substitute disclosure arrangements under circumstances in which the restrictions of the preceding sentence apply. All information provided by a party to the other party hereunder will be subject to the confidentiality provisions of Section 6.5.

      6.7 Public Announcements. Prior to the Effective Time, Parent, MergerSub and Apple Holdco will consult with each other before issuing any press releases or otherwise making any public statements with respect to this Agreement, or the Transactions, and none of them will issue any such press release or make any such public statement or communication without the prior approval of the others, except as any party may determine in good faith is required by Law or by obligations pursuant to any listing agreement with any national securities market or exchange.

      6.8 Board Recommendation; Strawberry Stockholders Meeting. Parent's board of directors, acting upon the unanimous recommendation of the Special Committee, has made the Strawberry Board Recommendation and will, as promptly as practicable, cause Parent to take all lawful action to solicit the Strawberry Stockholder Approval. Subject to Section 6.10, neither the board of directors of Parent nor any committee thereof will withdraw or modify, or propose to withdraw or modify, in a manner adverse to Apple Holdco, the Strawberry Board Recommendation. Unless this Agreement is terminated in accordance with its terms, Parent will call and hold a meeting of the Strawberry Stockholders (the "Strawberry Stockholders Meeting") as promptly as practicable for the purpose of obtaining the Strawberry Stockholder Approval regardless of any action contemplated by Section 6.10, including receipt of a Strawberry Superior Proposal and whether or not Parent's board of directors makes an Adverse Recommendation Change.

      6.9 Preparation of Proxy Statement and Additional Filings.

            (a) As promptly as reasonably practicable after the execution of this Agreement, Parent will prepare, and Parent will file with the SEC, the Proxy Statement. The parties hereto will furnish all information concerning themselves, their Affiliates and the holders of their capital stock as required in connection with such action, the preparation of the Proxy Statement and the preparation of any other SEC filing required in connection with the Transactions contemplated by this Agreement ("Additional Filings") including, with respect to Apple Holdco, any information required by Regulation 14(f)(1) under the Exchange Act. As promptly as practicable Parent will mail the Proxy Statement to the Strawberry Stockholders. The Proxy Statement will include the Strawberry Board Recommendation unless the board of directors of Parent has withdrawn or modified the Strawberry Board Recommendation in accordance with Section 6.10.

            (b) No amendment or supplement to the Proxy Statement will be made without the consent of the parties hereto (which consent will not be unreasonably withheld or delayed). The parties hereto will advise each other promptly after any of them receives notice of any request by the SEC for amendment of the Proxy Statement or any Additional Filings or comments thereon and responses thereon or requests by the SEC for additional information.

            (c) If at any time prior to the Effective Time any information relating to Parent, MergerSub or any of their respective Affiliates, officers or directors, should be discovered by Parent or MergerSub which should be set forth in an amendment or supplement to the Proxy Statement or the Additional Filings so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, Parent or MergerSub will, as applicable, promptly notify Apple Holdco and, to the extent required by applicable Laws, will promptly file with the SEC and disseminate to the Strawberry Stockholders an appropriate amendment or supplement describing such information.

            (d) Without limiting the generality of the foregoing, Apple Holdco shall use its commercially reasonable efforts to deliver to Parent for inclusion in the Proxy Statement as promptly as practicable the audited consolidated balance sheet and related consolidated statements of operations, cash flows and shareholders' equity for Apple and its Subsidiaries as of December 31, 2006, and for the year then ended, accompanied by the report thereon of Apple's independent certified public accountants (the "Apple 2006 Financial Statements"), if the Apple 2006 Financial Statements are required to be included in the Proxy Statement. If at any time prior to the Effective Time, any event or circumstance relating to Apple Holdco or its officers or directors, should be discovered by Apple Holdco and such information should be set forth in an amendment or supplement to the Proxy Statement or the Additional Filings so that any of such documents would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in the light of the circumstances under which they were made, not misleading, Apple Holdco will promptly notify Parent and MergerSub and, to the extent required by applicable Laws, Parent or MergerSub will promptly file with the SEC and, if required by Law, disseminate to the Strawberry Stockholders an appropriate amendment or supplement describing such information.

            (e) All documents that either of Parent or MergerSub and their Affiliates are responsible for filing with the SEC in connection with the Transactions will comply as to form and substance in all material aspects with the applicable requirements of the Securities Act and the rules and regulations thereunder and the Exchange Act and the rules and regulations thereunder.

      6.10 No Solicitation; Other Offers.

            (a) Parent will immediately cease, terminate and discontinue any discussions or negotiations with any Person conducted before the date of this Agreement with respect to any Strawberry Competing Transaction, and will promptly, following the execution of this Agreement, request the return or destruction (and certification thereof) (as provided in the applicable agreement) of all confidential information provided by or on behalf of Parent to all Persons who have had such discussions or negotiations or who have entered into confidentiality agreements with Parent pertaining to a Strawberry Competing Transaction.

            (b) Prior to the Effective Time, Parent will not, and will cause its Affiliates and representatives not to, directly or indirectly (i) solicit, initiate, encourage or take any action to facilitate or encourage any inquiries or proposals from, discuss or negotiate with, or provide any non public information to, any Person (other than Apple Holdco and its representatives) relating to any merger, consolidation, share exchange, business combination or other transaction or series of transactions involving Parent that is conditioned on the termination of this Agreement or could reasonably be expected to preclude or materially delay the completion of the Merger (a "Strawberry Competing Transaction"), (ii) make an Adverse Recommendation Change, (iii) enter into any agreement in principle, letter of intent, term sheet, merger agreement, stock purchase agreement or similar instrument relating to a Strawberry Competing Transaction (other than a confidentiality agreement of the type and in the circumstances described in

Section 6.10(d)), or (iv) propose or agree to do or propose any of the foregoing. Parent agrees that any failure on the part of its Affiliates and representatives to comply with this Section 6.10(b) shall be deemed to be a breach of this Section 6.10(b) by Parent.

            (c) Parent will promptly (and in any event within 24 hours) notify Apple Holdco of its or any of its officers', directors' or representatives' receipt of any inquiry or proposal relating to, a Strawberry Competing Transaction, including the identity of the Person submitting such inquiry or proposal and the terms thereof.

            (d) Notwithstanding anything in this Agreement to the contrary, Parent or its board of directors will be permitted to engage in any discussions or negotiations with, or provide any information to, any Person in response to an unsolicited bona fide written offer regarding a Strawberry Competing Transaction by any such Person (which has not been withdrawn), if and only to the extent that, (i) the Strawberry Stockholder Approval has not been given,
(ii) Parent has received an unsolicited bona fide written offer regarding a Strawberry Competing Transaction from such third party (which has not been withdrawn) and its board of directors has determined, after consultation with its outside counsel and financial advisor, in good faith that there is a reasonable likelihood that such Strawberry Competing Transaction would constitute a Strawberry Superior Proposal, (iii) its board of directors, after consultation with its outside counsel, determines in good faith that such action is required by its fiduciary duties, (iv) prior to providing any information or data to any Person in connection with a Strawberry Competing Transaction by any such Person or entering into discussions or negotiations with any Person, it receives from such Person an executed confidentiality agreement containing terms Parent determines to be substantially the same (including with respect to standstill provisions, as such provisions were in effect on the date of execution of the Harbinger Confidentiality Agreement) as the Harbinger Confidentiality Agreement (but permitting the disclosures to Apple Holdco and its Affiliates described in this Section 6.10(d) to be made to Apple Holdco and its Affiliates); provided that (1) such confidentiality agreement may not restrict Parent in any way from complying with Sections 6.8, 6.9 or 6.10, and
(2) Parent advises Apple Holdco of all non public information delivered to such person concurrently with delivery to such person and concurrently with such delivery also delivers all such information to Apple Holdco that was not previously provided to Apple Holdco, and (v) prior to providing any information or data to any Person or entering into discussions or negotiations with any Person, it complies with Section 6.10(c). Parent will use its commercially reasonable efforts to keep Apple Holdco and its Affiliates informed promptly of the status and terms of any such proposal or offer and the status and terms of any such discussions or negotiations and will promptly provide Apple Holdco with any such written proposal or offer. Parent will promptly inform its directors, officers, key employees, agents and representatives of the obligations undertaken by Parent in this Section 6.10. Nothing in this Section 6.10(d), (x) permits Parent to terminate this Agreement or (y) affects any other obligation of Parent or Apple Holdco under this Agreement.

            (e) Notwithstanding anything in this Agreement to the contrary (but subject to the next sentence), Parent's board of directors shall be permitted to effect an Adverse Recommendation Change if (i) Parent shall not have received the Strawberry

Stockholder Approval, (ii) Parent has received an unsolicited bona fide written offer regarding a Strawberry Competing Transaction from a third party, (iii) Parent's board of directors has determined in good faith by a majority vote (after consultation with its outside counsel and its financial advisor) that such Strawberry Competing Transaction constitutes a Superior Proposal, (iv) Parent's board of directors, after consultation with its outside counsel, determines in good faith by a majority vote that such action is required by its fiduciary duties under applicable Law and (v) Parent has complied with the terms of this Section 6.10. However, Parent's board of directors shall nevertheless not make such an Adverse Recommendation Change, unless, (x) Parent promptly notifies Apple Holdco, in writing at least four (4) Business Days before taking such action, of its intention to make an Adverse Recommendation Change and attaching the most current version of any proposed agreement (including any schedules, exhibits and annexes thereto) and a detailed summary of all material terms of any such proposal and the identity of the offeror (an "ARC Notice"), and (y) Apple Holdco does not propose, within such four (4) Business Days after its receipt of such ARC Notice, such adjustments to the terms and conditions of this Agreement as would enable Parent's board of directors to determine in good faith (after consultation with its outside counsel and its financial advisor) that such proposal is at least as favorable in the aggregate (taking into account all of the factors and other aspects of such proposal included in the definition of Strawberry Superior Proposal) to the Strawberry Stockholders as such Strawberry Superior Proposal. Any material amendment to any offer regarding a Strawberry Competing Transaction will be deemed to be a new offer regarding a Strawberry Competing Transaction for purposes of re-starting the four (4) Business Day clock described in the preceding sentence.

            (f) For purposes of this Agreement, "Strawberry Superior Proposal" means a bona fide written offer regarding a Strawberry Competing Transaction (i) made by a Person other than a party hereto or its controlled Affiliates which the board of directors of Parent concludes, after consultation with its financial advisor and following receipt of the advice of its outside counsel, is more favorable (taking into account the terms and conditions thereof) from a financial point of view to the Strawberry Stockholders than the transactions contemplated hereby (including any alterations to this Agreement proposed by Apple Holdco in response thereto) and (ii) is reasonably likely to be consummated.

            (g) No provision of this Agreement will be deemed to prohibit Parent from publicly disclosing any information which its board of directors determines, after consultation with outside counsel, is required to be disclosed by Law, whether pursuant to the federal securities laws, state law fiduciary requirements or otherwise.

      6.11 Notification of Certain Matters. Each of Parent and Apple Holdco will give prompt written notice to the other of (a) any notice or other communication from any Person alleging that the consent of such Person is or may be required in connection with the Transactions, (b) any Action commenced or threatened in writing against, relating to or involving or otherwise affecting it or any of its Subsidiaries that relates to the consummation of the Transactions, and (c) any change that would reasonably be expected to have, individually or in the aggregate, a Strawberry Material Adverse Effect or an Apple Material Adverse Effect, as the case may be.

      6.12 Fees and Expenses. Except for filing fees paid under Antitrust Laws and fees incurred in connection with the filing, printing and mailing of the Proxy Statement or any other document filed with the SEC in connection with the Transactions, which will be borne equally by Apple Holdco and Parent, (a) Apple Holdco will bear all of the Expenses of Apple Holdco and its Affiliates, including the broker's or finder's fees referred to in Section 5.14 and (b) MergerSub and Parent will bear all of the respective Expenses of Parent, MergerSub and their respective Affiliates, including the broker's or finder's fees referred to in Section 4.14.

      6.13 Directors' and Officers' Indemnification and Insurance.

            (a) In the event of any threatened or actual Action, whether civil or administrative, including any such Action in which any present or former director or officer of Parent or any of its Subsidiaries (together, the "Indemnified Parties") is, or is threatened to be, made a party based in whole or in part on, or arising in whole or in part out of, or pertaining in whole or in part to, any action or failure to take action by any such Person in such capacity taken prior to the Effective Time, Parent (the "Indemnifying Party") will, from and after the Effective Time, indemnify, defend and hold harmless, as and to the fullest extent permitted or required by applicable Law in effect on the date of this Agreement, against any losses, claims, damages, liabilities, costs, legal and other expenses (including reimbursement for legal and other fees and expenses incurred in advance of the final disposition of any claim, suit, proceeding or investigation to each Indemnified Party), judgments, fines and amounts paid in settlement actually and reasonably incurred by such Indemnified Party in connection with such claim Action, subject to or Parent's receipt of an undertaking by such Indemnified Party to repay such legal and other fees and expenses paid in advance if it is ultimately determined that such Indemnified Party is not entitled to be indemnified under applicable Law; provided, however, Parent will not be liable for any settlement effected without Parent's prior written consent (which will not be unreasonably delayed or withheld) and will not be obligated to pay the fees and expenses of more than one counsel (selected by a plurality of the applicable Indemnified Parties) for all Indemnified Parties in any jurisdiction with respect to any single such Action, except to the extent that two or more of such Indemnified Parties have conflicting interests in the outcome of such claim, action, suit, proceeding or investigation.

            (b) Parent will (i) maintain in effect for a period of six years after the Effective Time, if available, the current policies of directors' and officers' liability insurance maintained by Parent (provided that Parent may substitute therefore policies of at least the same coverage and amounts containing terms and conditions which are not less advantageous to the directors and officers of Parent) or (ii) obtain as of the Effective Time "tail" insurance policies with a claims period of six years from the Effective Time with at least the same coverage and amounts and containing terms and conditions which are no less advantageous to the directors and officers of Parent, in each case, with respect to claims arising out of or relating to events which occurred before or at the Effective Time; provided, however, that in no event will the Surviving Corporation or Parent be required to expend an annual premium for such coverage in excess of 250% of the last annual premium paid by Parent for such insurance prior to the Measurement Date (the "Maximum Premium"). If such insurance coverage cannot be obtained at all, or can only be obtained at an annual premium in excess of the Maximum Premium, the Surviving Corporation or Parent will obtain that amount of directors' and officers' insurance (or "tail" coverage) obtainable for an annual premium equal to the Maximum Premium.

            (c) The provisions of this Section 6.13 will survive the Closing and are intended to be for the benefit of, and will be enforceable by, each Indemnified Party and its successors and representatives after the Effective Time and their rights under this Section 6.13 are in addition to, and will not be deemed to be exclusive of, any other rights to which an Indemnified Party is entitled, whether pursuant to Law, Contract or otherwise.

            (d) The obligations under this Section 6.13 may not be terminated or modified by the Surviving Corporation or Parent in a manner as to adversely affect any Indemnified Party to whom this Section 6.13 applies without the consent of the affected Indemnified Party. In the event that the Surviving Corporation, Parent or any of their respective successors or assigns (i) consolidates with or merges into any other Persons or (ii) transfers 50% or more of its properties or assets to any Person, then and in each case, proper provision will be made so that the applicable successors, assigns or transferees assume the obligations set forth in this Section 6.13.

      6.14 Financing.

            (a) Apple Holdco shall use its commercially reasonable efforts to obtain executed commitment letters with terms that in the aggregate satisfy the parameters set forth on Section 6.14(a)(i) of the Apple Disclosure Schedule (the "Financing Commitments"), no later than March 26, 2007 (such date, the "Financing Commitment Deadline"), for financing in an aggregate amount, which together with all cash available at Apple Holdco, Parent and their respective Subsidiaries, is sufficient to: (i) fully redeem the Series A Preferred, including pay any prepayment penalty required to be paid to the holders of Series A Preferred, (ii) fully redeem the Series C Preferred, including pay any prepayment penalty required to be paid to the holders of Series C Preferred,
(iii) refinance in full all amounts outstanding under the Indebtedness listed on
Section 6.14(a)(ii) of the Apple Disclosure Schedule and (iv) pay all fees and expenses incurred in connection with the Transactions (the "Financing").

            (b) Notwithstanding anything to the contrary contained herein, at its option, any Apple Holdco Stockholder may elect to provide an executed commitment letter (the "Apple Holdco Stockholder Commitment"), pursuant to which such Apple Holdco Stockholder will provide a financing commitment sufficient to satisfy all or a portion of the Financing Commitments referred to in Section 6.14(a), no later than the Financing Commitment Deadline. In the event any Apple Holdco Stockholder elects to provide the Apple Holdco Stockholder Commitment and such Apple Holdco

Stockholder Commitment has terms that satisfy the parameters set forth on
Section 6.14(a)(i) of the Apple Disclosure Schedule and are otherwise acceptable to Parent in its sole discretion, such Apple Holdco Stockholder Commitment shall be deemed to be a "Financing Commitment" for all purposes of this Agreement and any financing provided under such Apple Holdco Stockholder Commitment shall be deemed to be all or a portion of, as the case may be, the "Financing" for all purposes of this Agreement.

            (c) Apple Holdco shall use its commercially reasonable efforts to complete the Financing on the terms and conditions described in the Financing Commitments, including using commercially reasonable efforts to (i) negotiate definitive agreements with respect thereto on terms and conditions contained therein and (ii) satisfy all conditions applicable to Apple Holdco and Apple in such definitive agreements that are within its control. In the event any portion of the Financing becomes unavailable on the terms and conditions contemplated in the Financing Commitments, Apple Holdco shall use its commercially reasonable efforts to arrange to obtain any such portion from alternative sources ("Alternate Financing") on comparable or more favorable terms to Parent as promptly as practicable following the occurrence of such event (it being understood that such commercially reasonable efforts would not require Apple Holdco to obtain Alternate Financing that is on terms substantially less favorable than the Financing Commitment relating to the Financing that could not be obtained, but will include reasonable commercial efforts to obtain financing on terms at least as favorable as such Financing Commitment). At the option of Apple Holdco, Alternative Financing may be provided by any Apple Holdco Stockholder; provided, that the terms of such Alternative Financing are acceptable to Parent in its sole discretion. Apple Holdco shall give Parent prompt notice of any material breach by any party of the Financing Commitments or any termination of the Financing Commitments. Apple Holdco shall keep Parent informed on a reasonably current basis of the status of its efforts to arrange the Financing and shall not permit any material amendment or modification to be made to, or any waiver of any material provision or condition under, the Financing Commitments without first consulting with Parent.

            (d) Parent shall, and shall cause its Subsidiaries and their respective representatives to, reasonably cooperate (provided that such cooperation does not unreasonably interfere with the ongoing operations of Parent and its Subsidiaries) in connection with obtaining the Financing and Alternate Financing, including by (i) taking reasonable actions as may be necessary or advisable to consummate such financing transactions as contemplated by the Financing Commitments, (ii) providing assistance from the senior management of Parent and its Subsidiaries in the preparation for, and participation in, meetings, drafting sessions, due diligence sessions, road shows and similar presentations to and with, among others, prospective lenders, investors and rating agencies, (iii) furnishing Apple Holdco and its financing sources with financial and other pertinent information regarding Parent and its Subsidiaries as may be reasonably requested by Apple Holdco, including financial statements and financial data of the type required by Regulation S-X and Regulation S-K under the Securities Act and of the type and form customarily included in private placements under Rule 144A of the Securities Act to consummate the offering of senior or senior subordinated notes and such monthly financial information as is prepared by Parent or its Subsidiaries in the ordinary course of business in a manner consistent with past practice, (iv) assisting Apple Holdco and its financing sources in the preparation of (A) an offering document, private placement memorandum and bank information memorandum for any debt or equity to be raised to complete the Financing and (B) in the case of any debt financing, materials for rating agency presentations, (v) reasonably cooperating with the marketing efforts of Apple Holdco and its financing sources for any equity or debt to be raised to complete the Financing,
(vi) forming new direct or indirect Subsidiaries, (vii) providing and executing such documents as may be reasonably requested by Apple Holdco, including a certificate of the chief financial officer of Parent or any of its Subsidiaries with respect to solvency matters and consents of accountants for use of their reports in an offering document relating to the Financing, (viii) using commercially reasonable efforts to facilitate the pledging of collateral and
(ix) using commercially reasonable efforts to obtain accountants' comfort letters and consents, legal opinions, surveys and title insurance and provide management representation letters relating to such comfort letters, as reasonably requested by Apple Holdco. In no event shall Parent or any of its Subsidiaries be required to pay any commitment or similar fee or incur any other liability in connection with the Financing prior to the Closing. It is understood and agreed that notwithstanding the Confidentiality Agreements, Apple Holdco and its Affiliates shall be permitted to include financial and other information concerning Parent and its Subsidiaries in filings made under the Securities Act and the Exchange Act, regardless of whether in connection with the Financing. Parent hereby consents to the use of the logos of the Parent or any of its Subsidiaries in connection with the Financing. Notwithstanding anything to the contrary, the condition set forth in Section 7.2(a) of this Agreement, as it applies to Parent's obligations under this Section 6.14(b), shall be deemed satisfied unless the Financing (or any Alternate Financing) has not been obtained as a result of Parent's breach of its obligations under this
Section 6.14(b).

                  (e) Parent agrees to provide, and shall cause its Subsidiaries to provide, all reasonable cooperation requested by Apple Holdco in connection with the repayment of such outstanding indebtedness, including, without limitation, cooperating in connection with (i) the repayment or defeasance of any such indebtedness, (ii) delivering payoff, redemption, defeasance or similar notices and (iii) obtaining payoff letters, UCC 3 financing statements and such other documents and instruments as may reasonably be required to demonstrate the repayment of such indebtedness and release of any Encumbrances on the properties or assets of Parent and/or any of its Subsidiaries.

            6.15 Litigation. Except as otherwise required by Law or to the extent, in the reasonable opinion of outside counsel to Parent, there exists a conflict between Apple Holdco and Parent, Parent shall give Apple Holdco the opportunity to participate in the defense or settlement of any stockholder or other material litigation against Parent and/or its directors relating to the Transactions contemplated by this Agreement, and no such settlement shall be agreed to without the prior written consent of Apple Holdco, which shall not be unreasonably withheld or delayed in the event that the settlement would not be material.

            6.16 Director Resignations; Appointments.

                  (a) Parent shall use its reasonable best efforts to obtain and deliver to Apple Holdco written resignation letters, effective as of the Effective Time, from those members of the boards of directors of Parent and/or any of its Subsidiaries designated by Apple Holdco to Parent in writing at least five calendar days prior to Closing.

                  (b) Parent shall use its reasonable best efforts to cause the persons designated by Apple Holdco to Parent to be appointed to the board of directors of Parent as of the Closing, to serve as directors until their respective successors are duly elected or appointed and qualified, or their earlier death, resignation or removal, in accordance with the certificate of incorporation and bylaws of Parent and the DGCL.

            6.17 Post Closing Governance of Parent. Subject to the receipt of the Strawberry Stockholder Approval, Parent shall take all action necessary to cause the Strawberry Charter Amendment to be duly executed, acknowledged and filed with the Secretary of State of the State of Delaware effective as of the Closing.

            6.18 Apple Deregistration. On January 24, 2007, Apple filed Exchange Act Form 15. Apple Holdco shall use its commercially reasonable efforts to have Apple's common stock, par value $0.01 per share, deregistered, including by making or arranging for any necessary filings with the SEC.

            6.19 Transaction Documents. At or prior to the Closing, each of Parent, MergerSub and Apple Holdco shall, and Apple Holdco shall cause the Apple Holdco Stockholders to, execute and deliver each Transaction Document to which it has been designated to become a party thereto pursuant to this Agreement.

                          VII. CONDITIONS TO THE MERGER

            7.1 Conditions to the Merger. The respective obligations of Parent, MergerSub and Apple Holdco to effect the Merger are subject to the satisfaction or waiver of the following conditions:

                  (a) the Strawberry Stockholder Approval shall have been obtained at the Strawberry Stockholders Meeting;

                  (b) no preliminary or permanent injunction or other Order shall have been issued that would make unlawful the consummation of the Transactions, and consummation of the Transactions shall not be prohibited or made illegal by any Law;

                  (c) all applicable waiting periods under the HSR Act shall have terminated or expired;

                  (d) all other Authorizations of or filings with any Governmental Entity required in connection with the consummation of the Transactions shall have been made or obtained, except where the failure to make or obtain such

Authorizations or filings would not, individually or in the aggregate, have a Strawberry Material Adverse Effect or an Apple Material Adverse Effect; and

                  (e) the third party consents set forth on Section 7.1(e) of the Apple Disclosure Schedule shall have been received in accordance with the terms and conditions hereof; and

                  (f) Parent shall have received the proceeds of the Financing (on terms and conditions set forth in the Financing Commitments) or through Alternative Financing.

            7.2 Conditions to the Obligations of Apple Holdco. The obligation of Apple Holdco to effect the Merger is subject to the satisfaction of each of the following conditions (each of which is for the exclusive benefit of Apple Holdco and may be waived by Apple Holdco):

                  (a) (i) all covenants of MergerSub under this Agreement to be performed by MergerSub on or before the Closing shall have been duly performed by MergerSub in all material respects;

                      (ii) all covenants of Parent under this Agreement to be performed by Parent on or before the Closing shall have been duly performed by Parent in all material respects;

                  (b) the representations and warranties of Parent in this Agreement (which for purposes of this paragraph shall be read as though none of them contained any materially or material adverse effect qualifications) shall have been true and correct on the date of this Agreement and shall be true and correct as of the Closing with the same effect as though made as of the Closing, except where the failure of such representations and warranties to be true and correct in all respects as of the applicable time would not, individually or in the aggregate, have a Strawberry Material Adverse Effect. In addition, the representations and warranties set forth in Section 4.5(a), (b) and (f) shall have been true and correct in all material respects on the date of this Agreement and shall be true and correct in all material respects as of the Closing with the same effect as though made as of the Closing;

                  (c) (i) Apple Holdco shall have received a certificate of MergerSub addressed to Apple Holdco and dated the Closing Date, signed by an executive officer of MergerSub (on MergerSub's behalf and without personal liability), confirming the matters set forth in Section 7.2(a)(i);

                      (ii) Apple Holdco shall have received a certificate of Parent addressed to Apple Holdco and dated the Closing Date, signed by an executive officer of Parent (on Parent's behalf and without personal liability), confirming the matters set forth in Section 7.2(a)(ii) and Section 7.2(b).

                  (d) no event, circumstance, change or effect shall have occurred since the date of this Agreement that, individually or in the aggregate, with all other events, circumstances, changes and effects, is or could reasonably be expected to have a Strawberry Material Adverse Effect;

                  (e) there is no Action pending, or threatened in writing, which the board of directors of Apple Holdco determines, following the receipt of the advice from its outside counsel, could reasonably be expected to have a Strawberry Material Adverse Effect;

                  (f) Parent shall, on or prior to the Closing Date, provide Apple Holdco with a properly executed Foreign Investment in Real Property Tax Act of 1980 ("FIRPTA") Notification Letter, in form and substance reasonably satisfactory to Apple Holdco, which states that shares of capital stock of Parent do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Apple Holdco's obligations under Treasury Regulations Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Parent shall have provided to Apple Holdco, as agent for Parent, a form of notice to the IRS in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2) along with written authorization for Apple Holdco to deliver such notice form to the IRS on behalf of Parent upon the consummation of the Merger;

                  (g) Apple Holdco shall have received the opinion of Paul, Weiss, Rifkind, Wharton & Garrison LLP, in form and substance reasonably satisfactory to Apple Holdco, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that for U.S. federal income tax purposes, the Merger will constitute a reorganization within the meaning of Section 368(a)(1)(A) and 368(a)(2)(E) of the Code and the exchange of Apple Holdco Common Stock for Strawberry Common Stock pursuant to the Merger will constitute an exchange of securities in pursuance of a plan of reorganization within the meaning of Section 354(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon customary representations of officers of Parent, Apple Holdco, and MergerSub;

                  (h) All of the resignations of directors of Parent and its Subsidiaries, requested by Apple Holdco pursuant to Section 6.16(a) shall have been obtained and each of the Persons identified pursuant to Section 6.16(b) shall have been appointed to Parent's board of directors;

                  (i) Each of Parent and MergerSub shall have executed and delivered each Transaction Document to which they are or have been designated to become a party pursuant to this Agreement;

                  (j) Apple's common stock, $0.01 par value per share, shall have been deregistered under Section 12 of the Exchange Act; and

                  (k) The board of directors of Parent shall have, at a meeting duly called and held, (i) determined that Parent has sufficient surplus (determined in accordance with Section 154 of the DGCL) to effect the Redemptions, (ii) authorized the Company to redeem all shares of Strawberry Series A Preferred required to be redeemed by the holders of such shares pursuant Section 4 of the Series A Certificate of Designation (the "Series A Redemption") and all shares of Strawberry Series C Preferred required to be redeemed by the holders of such shares pursuant Section 4 of the Series C Certificate of Designation (together with the Series A Redemption, the "Redemptions"), (iii) resolved that the Redemptions shall be made "out of capital" (as set forth in Section 160 of the DGCL) and (iv) resolved that in connection with the Redemptions, the capital of Parent attributable to the Series A Preferred shall be reduced in accordance with
Section 243 and 244 of the DGCL, the capital of Parent attributable to the Series C Preferred shall be reduced in accordance with Section 243 and 244 of the DGCL and the shares of Series A Preferred and Series C Preferred redeemed in connection with the Redemptions shall be retired.

            7.3 Conditions to the Obligations of Parent and MergerSub. The obligations of Parent or MergerSub to effect the Merger are subject to the satisfaction of each of the following conditions (each of which is for the exclusive benefit of Parent and MergerSub and may be waived by Parent, on behalf of itself and MergerSub):

                  (a) all covenants of Apple Holdco under this Agreement to be performed on or before the Closing Date shall have been duly performed by Apple Holdco in all material respects;

                  (b) the representations and warranties of Apple Holdco in this Agreement (which for purposes of this paragraph shall be read as though none of them contained any materiality or material adverse effect qualifications) shall have been true and correct on the date of this Agreement and shall be true and correct as of the Closing with the same effect as though made as of the Closing, except where the failure of such representations and warranties to be true and correct in all respects as of the applicable time would not, individually or in the aggregate, have an Apple Material Adverse Effect. In addition, the representations and warranties set forth in Section 5.5(a) shall have been true and correct on the date of this Agreement and shall be true and correct as of the Closing with the same effect as though made as of the Closing;

                  (c) Parent shall have received a certificate of Apple Holdco addressed to Parent and dated the Closing Date, signed by an executive officer of Apple Holdco (on Apple Holdco's behalf and without personal liability), confirming the matters set forth in Section 7.3(a) and Section 7.3(b);

                  (d) no event, circumstance, change or effect shall have occurred since the date of this Agreement that, individually or in the aggregate, with all other events, circumstances, changes and effects, is or could reasonably be expected to have an Apple Material Adverse Effect;

                  (e) there is no Action pending, or threatened in writing, which the board of directors of Parent determines, following the receipt of the advice from its outside counsel could reasonably be expected to have an Apple Material Adverse Effect;

                  (f) Apple Holdco shall, on or prior to the Closing Date, provide Parent with a properly executed FIRPTA Notification Letter, in form and substance reasonably satisfactory to Parent, which states that shares of capital stock of Apple Holdco do not constitute "United States real property interests" under Section 897(c) of the Code, for purposes of satisfying Parent's obligations under Treasury Regulations Section 1.1445-2(c)(3). In addition, simultaneously with delivery of such Notification Letter, Apple Holdco shall have provided to Parent, as agent for Apple Holdco, a form of notice to the IRS in accordance with the requirements of Treasury Regulations Section 1.897-2(h)(2) along with written authorization for Parent to deliver such notice form to the IRS on behalf of Apple Holdco upon the consummation of the Merger;

                  (g) Parent shall have received the opinion of Sonnenschein Nath & Rosenthal LLP in form and substance reasonably satisfactory to Parent, on the basis of certain facts, representations and assumptions set forth in such opinion, dated the Effective Time, to the effect that for U.S. federal income tax purposes, the Merger will constitute a reorganization within the meaning of
Section 368(a)(1)(A) and 368(a)(2)(E) of the Code and the exchange of Apple Holdco Common Stock for Strawberry Common Stock pursuant to the Merger will constitute an exchange of securities in pursuance of a plan of reorganization within the meaning of Section 354(a) of the Code. In rendering such opinion, such counsel shall be entitled to rely upon customary representations of officers of Parent, Apple Holdco, and MergerSub;

                  (h) Each of Apple Holdco and the Apple Holdco Stockholders shall have executed and delivered each Transaction Document to which they are or have been designated to become a party pursuant to this Agreement; and

                  (i) The Indebtedness of Apple Holdco and its Subsidiaries shall not exceed $50 million.

                        VIII. TERMINATION AND ABANDONMENT

            8.1 Termination. Except as otherwise provided in this Section 8.1, this Agreement may be terminated at any time prior to the Effective Time, whether before or after the Strawberry Stockholder Approval:

                  (a) by mutual written consent of Parent and Apple Holdco;

                  (b) by Apple Holdco (provided that Apple Holdco is not then in material breach of any covenant, representation, warranty or other agreement contained herein), if there has been a breach by Parent or MergerSub of any of their respective representations, warranties, covenants or agreements contained in this Agreement or any such representation and warranty has become untrue, in either case such that Section 7.2(a), Section 7.2(b) or Section 7.2(d) would be incapable of being satisfied, and such breach or condition either by its terms cannot be cured or if reasonably capable of being cured has not been cured within 30 calendar days following receipt by Parent of notice of such breach;

                  (c) by Parent (provided that neither Parent nor MergerSub is then in material breach of any covenant, representation, warranty or other agreement contained herein), if there has been a breach by Apple Holdco of any of its representations, warranties, covenants or agreements contained in this Agreement, or any such representation and warranty has become untrue, in either case such that Section 7.3(a), Section 7.3(b) or Section 7.3(d) would be incapable of being satisfied, and such breach or condition either by its terms cannot be cured or if reasonably capable of being cured has not been cured within 30 calendar days following receipt by Apple Holdco of notice of such breach;

                  (d) by either Parent or Apple Holdco if any Order preventing or prohibiting consummation of the Transactions has become final and nonappealable; provided, however, that the party terminating this Agreement pursuant to this Section 8.1(d) shall use all commercially reasonable efforts to have such Order vacated;

                  (e) by either Parent or Apple Holdco if the Merger shall not have occurred prior to July 31, 2007 (the "Outside Date");

                  (f) by either Parent or Apple Holdco if the Strawberry Stockholder Approval is not obtained at the Strawberry Stockholders Meeting;

                  (g) by Apple Holdco if the board of directors of Parent or the Special Committee shall have modified or withdrawn the Strawberry Board Recommendation, delivered an ARC Notice or failed to confirm the Strawberry Board Recommendation within four Business Days after Apple Holdco's request to do so (it being understood, however, that for all purposes of this Agreement, and without limitation, the fact that Parent, in compliance with this Agreement, has supplied any Person with information regarding Parent or has entered into discussions or negotiations with such Person as permitted by this Agreement, or the disclosure of such facts, shall not be deemed a withdrawal or modification of the Strawberry Board Recommendation);

                  (h) by either Parent or Apple Holdco within two (2) Business Days on or after the day immediately following the Financing Commitment Deadline, if Apple Holdco has not delivered the Financing Commitments to Parent by the Financing Commitment Deadline;

                  (i) by Parent within two (2) Business Days on or after the day immediately following Financing Commitment Deadline, if Parent has delivered written notice to Apple Holdco that the Apple Holdco Stockholder Commitment delivered by Apple Holdco pursuant to Section 6.14(b) is not acceptable to Parent; or

                  (j) by Parent if the Merger shall not have occurred prior to the Outside Date, if all of the conditions set forth in Sections 7.1 and 7.2 have been satisfied or waived other than the condition set forth in Section 7.1(f).

            8.2 Effect of Termination. In the event of termination of this Agreement by either Parent or Apple Holdco pursuant to Section 8.1, this Agreement will forthwith become void and there will be no liability under this Agreement on the part of

Parent, MergerSub or Apple Holdco, except (i) to the extent that such termination results from the willful and material breach by a party of any of its representations, warranties or covenants in this Agreement and (ii) as provided in Section 8.3; provided, however, that the provisions of Sections 6.5, 6.12, this Section 8.2, Section 8.3, and Article IX will each remain in full force and effect and will survive any termination of this Agreement.

            8.3 Fees and Expenses.

                  (a) Notwithstanding Section 6.12, if this Agreement is terminated by (i) Apple Holdco or Parent pursuant to either Section 8.1(e) (unless the failure of the Merger to have occurred by such date is due to the failure of Apple Holdco to perform in all material respects the covenants and agreements of Apple Holdco set forth herein) or Section 8.1(f) and prior to the time of such termination a Strawberry Competing Transaction has been made or proposed to Parent's board of directors or its stockholders or otherwise publicly announced (whether or not conditional) and within twelve months Parent enters into any agreement in principle, arrangement, understanding or Contract providing for the implementation of a Strawberry Competing Transaction or shall complete a Strawberry Competing Transaction whether or not such Strawberry Competing Transaction was the same as the initial Strawberry Competing Transaction referred to in this clause (i), (ii) Apple Holdco pursuant to
Section 8.1(g) or (iii) Parent pursuant to Section 8.1(i) and prior to the time of such termination a Strawberry Competing Transaction has been made or proposed to Parent's board of directors or its stockholders or otherwise publicly announced (whether or not conditional) and within twelve months Parent enters into any agreement in principle, arrangement, understanding or Contract providing for the implementation of a Strawberry Competing Transaction or shall complete a Strawberry Competing Transaction whether or not such Strawberry Competing Transaction was the same as the initial Strawberry Competing Transaction referred to in this clause (iii), then Parent will pay to Apple Holdco a termination fee equal to $2.5 million plus up to $2.0 million of reasonable documented, third party, out of pocket Expenses unless (in the case of clauses (i) and (ii) of this Section 8.3(a)) prior to such termination, Apple Holdco has not delivered Financing Commitments to Parent, in which case, Parent will pay to Apple Holdco a termination fee equal to $1.5 million plus up to $1.0 million of reasonable documented, third party, out of pocket Expenses.

                  (b) Notwithstanding Section 6.12, if this Agreement is terminated by (i) Parent or Apple Holdco pursuant to either Section 8.1(h) or
(ii) Parent pursuant to Section 8.1(j) (provided that in the case of each of clause (i) and (ii) of this Section 8.3(b), neither Parent nor MergerSub is then in material breach of any covenant, representation, warranty or other agreement contained herein), then Apple Holdco will pay to Parent a termination fee equal to $10.3 million (the "Reverse Termination Fee"); provided, that, such Reverse Termination Fee may be paid and satisfied in full by Apple Holdco or any Apple Holdco Stockholder delivering to Parent a principal amount of Parent's 12 1/4% Senior Subordinated Notes due 2008 and/or Second Lien Notes in the aggregate equal to the Reverse Termination Fee (plus any accrued and unpaid interest thereon through the date of delivery). Notwithstanding anything to the contrary contained herein, the payment of the Reverse Termination Fee in accordance with this Section 8.3(b) shall constitute liquidated damages and in no event shall Apple Holdco have any additional liability under this Agreement beyond its obligation to pay the Reverse Termination Fee, except that nothing herein shall limit the liability of Apple Holdco for any act of fraud or bad faith.

                  (c) Each of the parties acknowledges that the agreements contained in this Section 8.3 are an integral part of the Transactions and that, without these agreements, the other party would not enter into this Agreement. In the event that Parent fails to pay the amounts due pursuant to this Section
8.3 when due, and, in order to obtain such payment, Apple Holdco commences a suit that results in a judgment against Parent for the amounts set forth in this
Section 8.3, Parent will pay to Apple Holdco (i) the costs and expenses (including all reasonable fees and expenses of counsel) in connection with any action taken to obtain a judgment and (ii) interest on the amounts set forth in this Section 8.3, commencing on the date that such amounts become due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's base rate plus 2.00%. In the event that Apple Holdco fails to pay the amounts due pursuant to this Section 8.3 when due, and, in order to obtain such payment, Parent commences a suit that results in a judgment against Apple Holdco for the amounts set forth in this Section 8.3, Apple Holdco will pay to Parent (i) the costs and expenses (including all reasonable fees and expenses of counsel) in connection with any action taken to obtain a judgment and (ii) interest on the amounts set forth in this Section 8.3, commencing on the date that such amounts become due, at a rate equal to the rate of interest publicly announced by Citibank, N.A., from time to time, in The City of New York, as such bank's base rate plus 2.00%.

                                IX. MISCELLANEOUS

            9.1 Nonsurvival of Representations, Warranties and Covenants. Except for the covenants set forth in Section 6.13, none of the representations, warranties or covenants in this Agreement will survive the Merger.

            9.2 Amendment and Modification. Subject to applicable Law, this Agreement may be amended, modified, or supplemented only by the written agreement of the parties hereto before the Effective Time; provided, however, that after the Strawberry Stockholder Approval is obtained there will not be any amendment that by Law requires further approval by the Strawberry Stockholders without further approval of such stockholders.

            9.3 Waiver of Compliance. Except as otherwise provided in this Agreement, the failure by any Person to comply with any obligation, covenant, agreement or condition may be waived by the Person entitled to the benefit thereof only by a written instrument signed by the Person granting such waiver, but such waiver or failure to insist upon strict compliance with such obligation, covenant, agreement or condition will not operate as a waiver of, or estoppel with respect to, any subsequent or other failure. The failure of any Person to enforce at any time any of the provisions of this Agreement will in no way be construed to be a waiver of any such provision, nor in any way to affect the validity of this Agreement or any part of this Agreement or the right of any Person thereafter to enforce each and every such provision. No waiver of any breach of any provisions of this Agreement will be held to be a waiver of any other or subsequent breach.

            9.4 Notices. All notices required or permitted pursuant to this Agreement will be in writing and will be deemed to be properly given when actually received by the Person entitled to receive the notice at the address stated below, or at such other address as a party may provide by notice to the other:

         If to Apple Holdco:

                       c/o 555 Madison Avenue, 16th Floor
                       New York, New York 10022
                       Attention: Philip A. Falcone
                       Facsimile: (212) 508 3721

         With a copy to:

                       Paul, Weiss, Rifkind, Wharton & Garrison LLP
                       1285 Avenue of the Americas
                       New York, New York 10019 6064
                       Attention: Bruce A. Gutenplan
                                  Robert B. Schumer
                       Facsimile:(212) 757 3990

                       and:

                       One Riverchase Parkway South
                       Birmingham, Alabama 35244
                       Attention: General Counsel
                       Facsimile: (205) 987 5505

         If to Parent or MergerSub:

                       Salton, Inc.
                       1955 W. Field Court
                       Lake Forest, Illinois 60045
                       Attention:
                       Facsimile: (847) 803 1186

         With a copy to:

                       Sonnenschein Nath & Rosenthal LLP
                       7800 Sears Tower, 233 South Wacker Drive
                       Chicago, IL 60606 6404

                       Attention: Neal Aizenstein
                       Facsimile: (312) 876 7934

            9.5 Third Party Beneficiaries. Except as specifically set forth in
Section 6.13(c), nothing in this Agreement, expressed or implied, is intended to confer on any Person other than the parties hereto or their respective successors and assigns any rights, remedies, obligations or liabilities under or by reason of this Agreement.

            9.6 Successors and Assigns. This Agreement will be binding upon and will inure to the benefit of the signatories hereto and their respective successors and permitted assigns. None of Parent, MergerSub or Apple Holdco may assign this Agreement or any of their rights or liabilities thereunder without the prior written consent of the other parties hereto, and any attempt to make any such assignment without such consent will be null and void. Any such assignment will not relieve the party making the assignment from any liability under such agreements.

            9.7 Severability. The illegality or partial illegality of any of this Agreement, or any provision hereof, will not affect the validity of the remainder of this Agreement, or any provision hereof, and the illegality or partial illegality of this Agreement will not affect the validity of this Agreement in any jurisdiction in which such determination of illegality or partial illegality has not been made, except in either case to the extent such illegality or partial illegality causes this Agreement to no longer contain all of the material provisions reasonably expected by the parties to be contained herein.

            9.8 Governing Law. This Agreement will be governed by and construed in accordance with the internal Laws of the State of Delaware applicable to Contracts made and wholly performed within such state, without regard to any applicable conflict of laws principles.

            9.9 Submission to Jurisdiction; Waivers. Each of Apple Holdco, Parent and MergerSub irrevocably agrees that any Action with respect to this Agreement, the Transactions, any provision hereof, the breach, performance, validity or invalidity hereof or for recognition and enforcement of any judgment in respect hereof brought by another party hereto or its successors or permitted assigns shall be brought and determined in the Court of Chancery or other courts of the State of Delaware located in the State of Delaware, and each of Apple Holdco, Parent and MergerSub hereby irrevocably submits and consents with regard to any such Action or proceeding for itself and in respect to its property, generally and unconditionally, to the exclusive jurisdiction of the aforesaid courts. Each of Apple Holdco, Parent and MergerSub hereby irrevocably waives, and agrees not to assert, by way of motion, as a defense, counterclaim or otherwise, in any Action with respect to this Agreement, the Transactions, any provision hereof or the breach, performance, enforcement, validity or invalidity hereof, (a) any claim that it is not personally subject to the jurisdiction of the above named courts for any reason, (b) that it or its property is exempt or immune from jurisdiction of any such court or from any legal process commenced in such courts (whether through service of notice, attachment prior to judgment, attachment in aid of execution of judgment, execution of judgment or otherwise), and (c) to the fullest extent permitted by applicable Laws, that

(i) Action in any such court is brought in an inconvenient forum, (ii) the venue of such Action is improper and (iii) this Agreement, or the subject matter hereof, may not be enforced in or by such courts. Each party hereto hereby agrees that, to the fullest extent permitted by Law, service of any process, summons, notice or document by U.S. registered mail to the respective addresses set forth in Section 9.4 shall be effective service of process for any suit or proceeding in connection with this Agreement or the transactions contemplated hereby.

            9.10 Specific Performance. The parties hereby acknowledge and agree that the failure of any party to perform its agreements and covenants hereunder, including its failure to take all actions as are necessary on its part to the consummation of the Transactions, will cause irreparable injury to the other parties for which damages, even if available, will not be an adequate remedy. Accordingly, each party hereby consents to the issuance of injunctive relief by any court of competent jurisdiction to compel performance of such party's obligations and to the granting by any court of the remedy of specific performance of its obligations hereunder.

            9.11 Counterparts. This Agreement may be executed in two or more counterparts, all of which will be considered one and the same agreement and will become effective when counterparts have been signed by each of the parties and delivered to the other parties, it being understood that each party need not sign the same counterpart.

            9.12 Entire Agreement. This Agreement (including the documents and the instruments referred to in this Agreement), the Transaction Documents and the Confidentiality Agreements constitute the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter of this Agreement.

            9.13 Waiver of Jury Trial. EACH OF THE PARTIES HERETO HEREBY WAIVES TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY WITH RESPECT TO ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS AGREEMENT OR THE MERGER. EACH OF THE PARTIES HERETO (A) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THAT FOREGOING WAIVER AND (B) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT AND THE MERGER, AS APPLICABLE, BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.13.

                         [SIGNATURES ON FOLLOWING PAGE]

            IN WITNESS WHEREOF, each of the signatories hereto has caused this Agreement to be signed by their respective duly authorized officers as of the date first above written.

                               SALTON, INC.

                               By:
                                  _________________________________
                                   Name:
                                   Title:

                               SFP MERGER SUB, INC.

                               By:
                                  _________________________________
                                   Name:
                                   Title:

                               APN HOLDING COMPANY, INC.

                               By:
                                  _________________________________

                                   Name:  Philip A. Falcone
                                   Title: Vice President and Senior Managing
                                          Director

                      [Signature Page to Merger Agreement]